As filed with the Securities and Exchange Commission on June 9, 2008.

SEC File No. 333-150619

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

PURPLE BEVERAGE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Nevada	2080	01-0670370
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

450 East Las Olas Blvd., Suite 830
Fort Lauderdale, Florida 33301
(954) 462-8757
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Theodore Farnsworth
Purple Beverage Company, Inc.
450 East Las Olas Boulevard, Suite 830
Fort Lauderdale, Florida 33301
(954) 462-8757
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Harvey J. Kesner, Esq. Haynes and Boone, LLP 153 East 53rd Street, Suite 4900 New York, New York 10022 Tel (212) 659-7300 Fax (212) 918-8989	Randolf W. Katz, Esq. Bryan Cave LLP 1900 Main Street, Suite 700 Irvine, California 92614 Tel (949) 223-7000 Fax (949) 223-7100

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filed ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE		AMOUNT OF REGISTRATION FEE
Common Stock, $.001 par value	8,812,771	$22,550,315	(2)	$886.23	(4)
Common Stock underlying warrants	3,681,650	$9,329,889	(3)	$366.67	(5)
Total	12,494,421	$31,880,204		$1,252.90	(6)

(1)
Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of anti-dilution provisions, stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
With respect to 4,463,235 shares of common stock offered by the selling stockholders named herein, estimated at $2.66 per share, the average of the high and low prices of the common stock as reported on the OTC Bulletin Board regulated quotation service on April 30, 2008, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. With respect to 4,349,536 shares of common stock offered by the selling stockholders named herein, estimated at $2.455 per share, the average of the high and low prices of the common stock as reported on the OTC Bulletin Board regulated quotation service on June 6, 2008, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

(3)
Estimated at $2.66 per share, the average of the high and low prices of the common stock as reported on the OTC Bulletin Board regulated quotation service on April 30, 2008, for the purpose of calculating the registration fee for the 1,421,650 shares of common stock underlying warrants in accordance with Rule 457(g)(3) under the Securities Act. Estimated at $2.455 per share, the average of the high and low prices of the common stock as reported on the OTC Bulletin Board regulated quotation service on June 6, 2008, for the purpose of calculating the registration fee for the 2,260,000 shares of common stock underlying warrants in accordance with Rule 457(g)(3) under the Securities Act.

(4)	Includes a registration fee of $466.58 previously paid.

(5)	Includes a registration fee of $148.62 previously paid.

(6)	Includes a registration fee of $615.20 previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 9, 2008

PRELIMINARY PROSPECTUS

12,494,421 Shares

Purple Beverage Company, Inc.

Common Stock
_________________

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 12,494,421 shares of our common stock, which includes (i) 8,812,771 shares issued to investors in private placements and through the exercise of warrants and (ii) 3,681,650 shares issuable upon the exercise of warrants with an exercise price of $2.00 per share. All of these shares of our common stock are being offered for resale by the selling stockholders.

The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash by the selling stockholders.

We will bear all costs relating to the registration of these shares of our common stock, other than any selling stockholders’ legal or accounting costs or commissions.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “PPBV.OB”. The last reported sale price of our common stock as reported by the OTC Bulletin Board on June 5, 2008, was $2.50 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2008

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis or Plan of Operation,” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” for periods prior to the closing of our reverse merger on December 12, 2007, refer to Venture Beverage Company, a private Nevada corporation, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the reverse merger on December 12, 2007, refer to Purple Beverage Company, Inc., a publicly traded company.

Overview

We develop, market, and distribute unique beverage brands and products that are positioned as “better for you” beverages and are targeted to the growing category of “new age/functional” beverage consumers. We own the rights to the “Purple™” brand, a new functional beverage that contains a high level of anti-oxidants that are found in seven different natural fruit juices that combine to make our product. We launched Purple in the summer of 2007.

Our proprietary brand is directed to consumers who prefer new age beverage products to traditional carbonated soft drinks such as Coca-Cola®, Pepsi® and 7-Up®. The new age beverage category is attractive to us because it is a growth segment of the beverage market and we believe that consumers will pay higher prices for these products than carbonated soft drinks.

Our principal executive office is located at 450 East Las Olas Boulevard, Suite 830, Fort Lauderdale, Florida 33301 and our telephone number is (954) 462-8757. Our website address is http://www.drinkpurple.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

Our History

We were formed in the State of Nevada on April 8, 2002 as an independent film production company with the aim of developing, producing, marketing and distributing low budget film and video productions. On December 12, 2007, Purple Acquisition Corp., a newly formed wholly-owned subsidiary of ours, merged with and into Venture Beverage Company, a private corporation. Upon closing of the merger, Venture Beverage Company merged with and into us and we succeeded to the business of Venture Beverage Company as our sole line of business. In connection with the merger, we changed our name to Purple Beverage Company, Inc.

The Offering

Common stock offered by the selling stockholders:
12,494,421 shares, consisting of 8,812,771 shares issued to investors in private placements and through the exercise of warrants and 3,681,650 shares issuable upon the exercise of outstanding warrants.

Offering price:	Market price or privately negotiated prices.

Common stock outstanding:	59,555,153 shares as of June 5, 2008, and after this offering, assuming that no warrants described herein are exercised.

Use of proceeds:	We will not receive any proceeds from the sale of the shares of common stock but may receive proceeds from the exercise of the warrants which proceeds will be used for working capital purposes.

OTC Bulletin Board symbol:	PPBV.OB

Risk Factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 3 of this prospectus before deciding whether or not to invest in shares of our common stock.

The number of shares of common stock outstanding after this offering excludes:

•
4,422,850 shares of common stock issuable upon the exercise of currently outstanding warrants with exercise prices ranging from $2.00 to $3.50 per share and having a weighted average exercise price of $2.16 per share;

•
19,930,112 shares of common stock issuable upon the exercise of currently outstanding options with exercise prices ranging from $0.01 to $3.10 and having a weighted average exercise price of $0.99 per share; and

•	180,000 shares of common stock available for future issuance under our 2007 Incentive Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Relating to Our Business

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a relatively limited operating history and no history as a public reporting company. Such limited operating history and the unpredictability of the beverage industry makes it difficult for investors to evaluate our businesses and future operating results. An investor in our securities must consider the risks, uncertainties, and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to older companies with longer operating histories.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated December 3, 2007, our registered public accounting firm stated that our financial statements for the year ended September 30, 2007 were prepared assuming that we would continue as a going concern, and that they have substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is subject to our ability to generate a profit, as we have experienced net operating losses since inception. Our continued net operating losses and our auditors’ doubts may hinder our ability to secure financing in the future and our efforts to continue as a going concern may not prove successful.

We may need additional financing to execute our business plan.

The revenues from the sale of our beverage products and the projected revenues from these products are not adequate to support our expansion and product development programs. We will need substantial additional funds to:

•	effectuate our business plan; expand our product line;

•
obtain related regulatory approvals if we should decide to bottle our beverages ourselves, market and produce our product internationally, or expand our bottling with additional co-packers who may not have all necessary regulatory approvals;

•	file, prosecute, defend and enforce our intellectual property rights; and

•	produce and market our products.

We will seek additional funds through public or private equity or debt financing, strategic transactions and other sources.

There are no assurances that future funding will be available on favorable terms or at all. If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives, or overhead expenditures to the extent necessary. The failure to fund our capital requirements could have a material adverse effect on our business, financial condition and results of operations. Moreover, the sale of additional equity securities to raise financing could result in additional dilution to our stockholders and the incurrence of indebtedness would result in increased debt service obligations that could result in operating and financing covenants that would restrict our operations.

The lack of any significant market in future periods will adversely affect our ability to increase our revenues and our margins.

A key element to our business model is the expansion of the distribution of our proprietary brand. We face significant competition from other new age beverage companies, the majority of which have greater brand recognition, a longer operating history, and greater financial resources than we do. We cannot assure you that we will ever be successful in developing a meaningful market for our proprietary brand. Our inability to create demand in the marketplace for our proprietary product will prevent us, in future periods, from both increasing our revenues from sales attributable to our proprietary product as well as increasing our margins on our sales.

Increased competition could hurt our business.

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors, and marketing campaigns. Our products compete with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing, and distribution resources than we do.

Important factors affecting our ability to compete successfully include:

•	the taste and flavor of products; trade and consumer promotions;

•	rapid and effective development of new, unique cutting-edge products;

•	attractive and different packaging;

•	branded product advertising; and

•	pricing.

Our product competes with all liquid refreshments and with products of much larger and substantially better financed competitors, including the products of numerous nationally and internationally known producers such as The Coca-Cola Company, PepsiCo Inc., Cadbury Schweppes plc, Red Bull Gmbh, Kraft Foods Inc., Nestle Beverage Company, Tree Top, Inc., and Ocean Spray Cranberries, Inc. We also compete with companies that are smaller or primarily local in operation and with private label brands such as those carried by grocery store chains, convenience store chains and club stores. There can be no assurance that we will not encounter difficulties in maintaining our current revenues or market share or position due to competition in the beverage industry. If our revenues decline, our business, financial condition, and results of operations could be adversely affected.

We are dependent on a limited number of distributors who purchase all of our Purple product, the loss of any of which could result in a material adverse effect on our business.

For the six months ended March 31, 2008, three of our distributors, BL Assets, Crosset Company, and Big Geyser, Inc., accounted for approximately 55%, 13%, and 10% of our revenues, respectively. For the period from inception (May 8, 2007) to September 30, 2007, one distributor, BL Assets, accounted for all of our revenues. We did not sell any product to BL Assets during our second quarter. We remain dependent, however, on all of our distributors, and the loss of any of our major distributors would have a material adverse effect on our operating results.

Change in consumer preferences may reduce demand for our product.

Consumers are seeking greater variety in their beverages. Our future success will depend, in part, upon our continued ability to develop and introduce different and innovative beverages. In order to retain and expand our market share, we must continue to develop and introduce different and innovative beverages and be competitive in the areas of quality and health, although there can be no assurance of our ability to do so. There is no assurance that consumers will continue to purchase our product in the future. Additionally, our product is considered a premium product, and to maintain market share during recessionary periods, we may have to reduce profit margins which would adversely affect our results of operations. Product lifecycles for our beverage brand and/or product and/or packages may be limited to a few years before consumers’ preferences change. The beverage industry is subject to changing consumer preferences, and shifts in consumer preferences may adversely affect us if we misjudge such preferences. We may be unable to achieve volume growth through product and packaging initiatives. We also may be unable to penetrate new markets. If our revenues decline, our business, financial condition, and results of operations will be adversely affected.

There is increasing awareness and concern for the health consequences of obesity. Our product contains sugar naturally occurring from a blend of seven natural fruit juices. Since we do not offer a diet beverage, this could affect our profitability.

We rely on bottlers and other contract packers to manufacture our products. If we are unable to maintain good relationships with our bottlers and contract packers and/or their ability to manufacture our products becomes constrained or unavailable to us, our business could suffer.

We do not directly manufacture our product, but instead outsource such manufacturing to bottlers and other contract packers. Although our production arrangements are generally of short duration or are terminable upon request, in the event of a disruption or delay, we may be unable to procure alternative packing facilities at commercially reasonable rates and/or within a reasonably short time period. In addition, there are limited packing facilities in the United States with adequate capacity and/or suitable equipment for our product.

Increases in cost or shortages of raw materials or increases in costs of co-packing could harm our business.

The principal raw materials used by us are glass bottles, as well as fruit pulp and fruit juice concentrates, the costs and availability of which are subject to fluctuations caused by supply and demand forces influenced by, among other factors, cost of energy, availability of fruit juices and concentrates, weather, changing consumer tastes for certain of our ingredients and seasonal availability of the various fruits. Due to the consolidations that have taken place in the glass industry over the past few years, the prices of glass bottles continue to increase. The prices of fruit pulp and certain juice concentrates, including apple, increased in 2006 and certain of these ingredients continued to increase in 2007. These increased costs, together with increased costs primarily of energy, gas and freight, resulted in increases in our product costs, which are ongoing and are expected to continue to exert pressure on our gross margins in 2007. In addition, certain of our co-pack arrangements allow such co-packers to increase their charges based on certain of their own cost increases. We are uncertain whether the prices of any of the above or any other raw materials or ingredients will continue to rise in the future and whether we will be able to pass any of such increases on to our customers.

During the preceding two years, for two of our ingredients the average price decreased by approximately 16%; for three of our ingredients the average price increased by 78%, 100%, and 160%, respectively; for two of our ingredients the average price increased materially in the first year and then decreased marginally in the second year for overall increases of 33% and 63%, respectively; and for one of our ingredients the average price remained relatively constant.

We may not accurately estimate the demand for our products, as our ability to do so may be imprecise, particularly since Purple is a new product, and may be less precise during periods of rapid growth, particularly in new markets. If we materially underestimate the demand for our product or are unable to secure sufficient ingredients or raw materials including, but not limited to, glass bottles, labels, fruit pulp concentrates, fruit juice concentrates or packing arrangements, we might not be able to satisfy the demand on a short-term basis. Moreover, industry-wide shortages of certain fruit-pulp and fruit-juice concentrates have been and could, from time to time in the future, be experienced, which could interfere with and/or delay production of our product and could have a material adverse effect on our business and financial results. We do not use hedging agreements or alternative instruments to manage this risk.

The costs of packaging supplies are subject to price increases from time to time and we may be unable to pass all or some of such increased costs on to our customers.

The majority of our packaging supplies contracts allow our suppliers to alter the costs they charge us for packaging supplies based on changes in the costs of the underlying commodities that are used to produce those packaging supplies. These changes in the prices we pay for our packaging supplies occur at certain predetermined times that vary by product and supplier. Accordingly, we bear the risk of increases in the costs of these packaging supplies, including the underlying costs of the commodities that comprise these packaging supplies. We do not use derivative instruments to manage this risk. If the costs of these packaging supplies increase, we may be unable to pass these costs along to our customers through corresponding adjustments to the prices we charge, which could have a material adverse effect on our results of operations.

We rely upon our on-going relationships with our key concentrate suppliers. If we are unable to source our concentrates on acceptable terms from our key suppliers, we could suffer disruptions to our business.

We do not have certain of our concentrates readily available to us, and we may be unable to obtain these concentrates from alternative suppliers on short notice. Industry-wide shortages of certain fruit-pulp and juice concentrates have been and could be, from time to time in the future, experienced, which could interfere with and/or delay production of our product. If we have to replace a concentrate supplier, we could experience temporary disruptions in our ability to deliver our product to our customers, which could have a material adverse effect on our results of operations.

Our intellectual property rights are critical to our success and the loss of such rights could materially adversely affect our business.

We own trademarks that are very important to our business. We regard our trademarks, or similar intellectual property, as critical to our success and attempt to protect such property with registered and common law trademarks, restrictions on disclosure, and other actions to prevent infringement. Product packages, mechanical designs, and artwork are important to our success, and we take action to protect against imitation of our packaging and trade dress and to protect our trademarks as necessary. However, there can be no assurance that other third-parties will not infringe or misappropriate our trademarks and similar proprietary rights. If we lose some or all of our intellectual property rights, our business may be materially adversely affected.

Significant changes in government regulation may hinder sales.

The production, distribution and sale in the United States of our products is subject to the Federal Food, Drug and Cosmetic Act and various other federal, state, and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, labeling, and ingredients of our product. New statutes and regulations may also be instituted in the future. If a regulatory authority finds that a current or future product or production run is not in compliance with any of these regulations, we may be fined, or our product may have to be recalled and/or reformulated and/or repackaged, thus adversely affecting our financial condition and operations.

If we are unable to maintain brand image or product quality, or if we encounter product recalls, our business may suffer.

Our success depends on our ability to build and maintain brand image for our products. We have no assurance that our advertising, marketing, and promotional programs will have the desired impact on our products’ brand image and on consumer preferences. Product quality issues, real or imagined, or allegations of product contamination, even if fake or unfounded, could tarnish the image of the affected brand and may cause consumers to choose other products. We may be required from time to time to recall products entirely or from specific co-packers, markets, or batches. Product recalls could adversely affect our profitability and our brand image. We do not maintain recall insurance at this time.

While we have to-date not experienced any credible product liability litigation, there is no assurance that we will not experience such litigation in the future. In the event we were to experience product liability claims or a product recall, our financial condition and business operations could be materially adversely affected.

If we do not maintain sufficient inventory levels or if we are unable to deliver our products to our customers in sufficient quantities, or if our retailer’s inventory levels are too high, our operating results will be adversely affected.

If we do not accurately anticipate the future demand for a particular product or the time it will take to obtain new inventory, our inventory levels will not be appropriate and our results of operations may be negatively impacted. If we fail to meet our delivery schedules, we could damage our relationships with distributors and/or retailers, increase our shipping costs or cause sales opportunities to be delayed or lost. In order to be able to deliver our products on a timely basis, we need to maintain adequate inventory levels of the desired products. If the inventory of our products held by our distributors and/or retailers is too high, they will not place orders for additional products, which would unfavorably impact our future sales and adversely affect our operating results.

If we are not able to retain the full-time services of senior management, there may be an adverse effect on our operations and/or our operating performance until we find suitable replacements.

Our business is dependent, to a large extent, upon the services of our senior management. We do not maintain key person life insurance for any members of our senior management at this time. We currently have a three year employment agreement with Theodore Farnsworth, our chief executive officer and president, and an at-will employment agreement with Michael Wallace, our chief financial officer. The loss of services of either of these persons, or any other key members of our senior management, could adversely affect our business until suitable replacements can be found. There may be a limited number of personnel with the requisite skills to serve in these positions, and we may be unable to locate or employ qualified personnel on acceptable terms.

Weather could adversely affect our supply chain and demand for our products.

With regard to fruit juice and natural flavors, the beverage industry is subject to variability of weather conditions, which may result in higher prices and/or the non-availability of any of such items. Sales of our products may also be influenced to some extent by weather conditions in the markets in which we operate. Weather conditions may influence consumer demand for certain of our beverages, which could have an adverse effect on our results of operations.

We rely on distributors to sell our products. Any delays in delivery or poor handling by distributors and third-party transport operators may affect our sales and damage our reputation.

We rely on distributors for the distribution of our product pursuant to a series of exclusive territory, multi-year agreements. The distribution service provided by these distributors could be suspended and could cause interruption to the supply of our product to retailers in the case of unforeseen events. Delivery disruptions may occur for various reasons beyond our control, including poor handling by distributors or third-party transport operators, transportation bottlenecks, natural disasters and labor strikes, and could lead to delayed or lost transportation seasons. Poor handing by distributors and third-party transport operators could also result in damage to our products. If our products are not delivered to retailers on time, or are delivered damaged, we could lose business and our reputation could be harmed. Further, under certain circumstances, the termination or non-renewal of any of such agreements could have a material adverse effect upon our sales and gross profits, as well as potentially subjecting us to the payment of material amounts of funds to our then-former distributors.

Our results of operations may fluctuate due to seasonality.

Our sales are subject to seasonality. For example, we typically experience higher sales in summer time in coastal cities while sales remain constant throughout the entire year in some inland cities. In general, we believe our sales will be higher in the second and third quarter of the year when the weather is hot and dry, and lower in the fourth and first quarter of the year when the weather is cold and wet. Sales peak during the months from June to September. Sales can also fluctuate during the course of a financial year for a number of other reasons, including the timing of advertising and promotional campaigns. As a result of these reasons, our operating results may fluctuate. In addition, the seasonality of our results may be affected by other unforeseen circumstances, such as production interruptions. Due to these fluctuations, comparison of sales and operating results between the same periods within a single year, or between different periods in different financial years, are not necessarily meaningful and should not be relied on as indicators of our performance.

Our inability to diversify our operations may subject us to economic fluctuations within our industry.

Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one business area will subject us to economic fluctuations within the beverage industry and therefore increase the risks associated with our operations.

We may not be able to achieve the benefits we expect to result from becoming a public company.

On December 12, 2007, we became a public company through consummation of a reverse merger. We may not realize the benefits that we presently hope to receive as a result of the merger, which includes:

•	access to the capital markets of the United States;

•	the increased market liquidity;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of our reverse merger will be realized in respect to our business operations. In addition, the attention and effort devoted to achieving the benefits of the reverse merger and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

Past activities of our and our affiliates may lead to future liability for us.

Prior to our reverse merger on December 12, 2007, we were an independent film production company seeking to develop, produce, market, and distribute low budget film and video productions. In addition, prior to December 12, 2007, we were controlled by persons unrelated to current management. As a result, we may have incurred liabilities related to our prior business or the actions of prior management that we are currently unaware of. The presence of any currently unknown liabilities or contingencies related to our past operations or management activities could result in a material adverse effect on us and our operations. In addition, as we did not obtain any indemnifications from prior management for such potential liabilities, our recourse to recover any such losses from prior management may be limited to actions for breach of contract or fraud.

Risks Relating to Our Organization

Theodore Farnsworth, our chief executive officer and president, owns a substantial portion of our outstanding common stock, which enables him to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our stockholders.

Theodore Farnsworth beneficially owns approximately 25.77% of our outstanding shares of common stock, or approximately 31.94% of our common stock should Mr. Farnsworth exercise all of his stock options. As such, Mr. Farnsworth has a substantial impact on matters requiring the vote of the stockholders, including the election of our directors and most of our corporate actions. This control could delay, defer, or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us. This control could adversely affect the voting and other rights of our other stockholders and could depress the market price of our common stock.

Theodore Farnsworth is our sole director. As such, we do not have any independent directors and have not implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

As Theodore Farnsworth, our chief executive officer, serves as our sole director, we do not currently have any independent directors to evaluate our decisions nor have we adopted corporate governance measures. Although not required by rules or regulations applicable to us, corporate governance measures such as the presence of independent directors, or the establishment of an audit and other independent committees of our board of directors, would be beneficial to our stockholders. We do not presently maintain any of these protections for our stockholders. It is possible that if our board of directors included independent directors and if we were to adopt corporate governance measures, stockholders would benefit from greater assurance that decisions were being made with impartiality by directors and that policies had been implemented to define conduct of our management and board members. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by Theodore Farnsworth, who may have a direct interest in the outcome. Prospective investors should bear in mind our current failure to adopt these or other corporate governance measures provides additional risk in connection with an investment in our company.

Our indebtedness and future indebtedness could adversely affect our financial health, limit our cash flow available to invest in the ongoing needs of our business, limit our operating flexibility and adversely affect the rights of holders of our common stock.

At June 5, 2008, we had no term or revolving debt. We may incur additional debt from time to time to finance working capital, capital expenditures and other general corporate purposes. Our common stock ranks junior in right of payment to all of our existing and future liabilities. Our indebtedness could have important consequences to the holders of our common stock. Our business may not generate sufficient cash to repay outstanding debt. In the event of a bankruptcy, liquidation or winding-up, we may not have sufficient remaining assets to repay the amounts due on our obligations, resulting in no funds remaining for the holders of our common stock.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a reverse merger. Specifically, securities analysts of major brokerage firms may not provide coverage of us because there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

 We are subject to financial reporting and other requirements for which our accounting, internal audit and other management systems and resources may not be adequately prepared.

We are subject to reporting and other obligations under the Securities Exchange Act of 1934, as amended, including the requirements of Section 404 of the Sarbanes-Oxley Act. Section 404 requires us to conduct an annual management assessment of the effectiveness of our internal controls over financial reporting and to obtain a report by our independent auditors addressing these assessments. The requirements of these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and will place significant demands on our management, administrative, operational, internal audit and accounting systems and resources. In connection with these requirements, we anticipate that we will need to:

•	upgrade our systems;

•	implement additional financial and management controls, reporting systems and procedures;

•	implement an internal audit function; and

•	hire additional accounting, internal audit and finance staff.

If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with our financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal controls could have a negative impact on our ability to manage our business and on our stock price.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. We do not currently have research coverage by securities and industry analysts. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Risks Relating to Our Common Stock

Our stock price may be volatile, so investors could lose their investment.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	new products introduced by us or our competitors;

•	additions or departures of key personnel;

•	sales of the common stock, particularly following effectiveness of the resale registration statement of which this prospectus forms a part;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

There may be a limited market for our securities and we may fail to qualify for a listing on a national securities exchange such as the NASDAQ Stock Market or the American Stock Exchange.

Although we plan on applying for listing of our common stock on a national stock exchange such as the NASDAQ Stock Market or the American Stock Exchange once we meet the qualifications, there can be no assurance that our initial listing application will be granted, when the required listing criteria will be met or when, or if, our application will be granted. Thereafter, there can be no assurance that trading of our common stock on such a market will be sustained or desirable. In the event that our common stock fails to qualify for initial or continued inclusion, our common stock could thereafter only be quoted on the OTC Bulletin Board or in what are commonly referred to as the “pink sheets.” Under such circumstances, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations, for our common stock, and our common stock would become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and large investors.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and to obtain needed capital.

Our common stock may be affected by limited trading volume and price fluctuations, each of which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time.

Our common stock is subject to penny stock rules, which may make it more difficult for our stockholders to sell their common stock.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a purchase or sale of a penny stock not otherwise exempt from the rules, to deliver to the customer a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of common stock in the public market, including shares issued upon the effectiveness of the registration statement of which this prospectus forms a part, upon the expiration of any statutory holding period under Rule 144 of the Securities Act of 1933, as amended or upon any contractual holding or trading limitation periods, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to secure additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

The elimination of monetary liability against our directors under Nevada law and the existence of indemnification rights to our directors may result in substantial expenditures by us and may discourage lawsuits against our directors.

Our bylaws provides that, to the fullest extent that the Nevada Revised Statutes permits, none of our directors shall be personally liable to either us or our stockholders for any breach in his or her fiduciary duties as a director. This provision creates an indemnification obligation by us that could ultimately cause us to incur substantial expenditures to cover the cost of settlement or damage awards against our directors. This provision and resultant costs may also discourage us from bringing a lawsuit against directors for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors even though such actions, if successful, might otherwise benefit us and our stockholders.

We do not anticipate paying any cash dividends.

We have never paid cash dividends on our common stock and do not anticipate doing so for the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our board of directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

Options granted to our celebrity endorsers and members of our management will have a dilutive effect on our common stock if such options are exercised; and if the underlying shares are ultimately sold in the public market, the market price of our common stock could decline

On January 18, 2008, we granted 1,275,000 options to purchase common stock to an accredited individual pursuant to an endorsement agreement and granted 225,000 options to purchase common stock to an accredited entity in connection with such endorsement agreement. The options are exercisable at $1.00 per share for a term of six months. In connection with an agreement related to such aforementioned endorsement agreement, on January 18, 2008, we granted 500,000 options to purchase common stock to three accredited investors. The options are exercisable at $1.00 per share for a term of six months. In connection with an endorsement agreement, on March 25, 2008, we granted to an accredited individual pursuant to such endorsement agreement a three-year non-qualified stock option to purchase up to 1,414,286 shares of our common stock at an exercise price of $0.01. This option vested and became exercisable immediately.

In connection with the commencement of employment, on February 18, 2008, we granted to an employee a 10-year non-qualified stock option to purchase up to 500,000 shares of our common stock at an exercise price of $2.44 per share. This option vests and becomes exercisable as to (i) 166,667 shares on February 18, 2009, (ii) an additional 166,667 shares on February 18, 2010, and (iii) the remaining 166,666 shares on February 18, 2011, assuming that such employee is employed by us as of such dates. In connection with his employment agreement, on March 19, 2008, we granted to Mr. Wallace, our chief financial officer, a 10-year non-qualified stock option to purchase up to 1,663,826 shares of our common stock at an exercise price of $1.50 per share. This option vested and became exercisable as to 554,609 shares on the date of grant. The remainder of this option vests and becomes exercisable as to (i) 554,609 shares on March 19, 2009, and (ii) the remaining 554,608 shares on March 19, 2010, assuming that Mr. Wallace is employed by us as of such dates. In connection with an employment agreement, on March 21, 2008, we granted to an employee a 10-year non-qualified stock option to purchase up to 1,000,000 shares of our common stock at an exercise price of $0.80 per share. This option vests and becomes exercisable as to (i) 333,333 shares on March 21, 2009, (ii) an additional 333,333 shares on March 21, 2010, and (iii) the remaining 333,334 shares on March 21, 2011, assuming that such employee is employed by us as of such dates. In connection with another employment agreement, on March 21, 2008, we granted to an employee a 10-year non-qualified stock option to purchase up to 600,000 shares of our common stock at an exercise price of $0.80 per share. This option vests and becomes exercisable as to (i) 200,000 shares on March 21, 2009, (ii) an additional 200,000 shares on March 21, 2010, and (iii) the remaining 200,000 shares on March 21, 2011, assuming that such employee is employed by us as of such dates.

If any of the foregoing optionees decide to exercise any of their vested options, they will receive shares of our common stock and such issuances will have a dilutive effect on the number of shares of our outstanding common stock. In addition, if such optionees, when they are able to do so under Rule 144 of the Securities Act, elect to sell a substantial amount of our common stock in the public market, or there is a perception in the public market of such sales, this could decrease the market price of our common stock significantly. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulations. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You should review carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus for a discussion of the risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders. However, of the 12,494,421 shares of common stock being offered for resale under this prospectus by the selling stockholders, 3,681,650 shares are issuable upon the exercise of warrants, 1,421,650 of which contain a cashless exercise feature. If all of these warrants are exercised using this cashless exercise feature, we will not receive any cash proceeds and the number of shares issuable will be reduced based on the market price of our common stock at the time of exercise. If these warrants are exercised for cash, we will receive gross proceeds of $2,843,300. Should these warrants be exercised for cash, all proceeds will be used for general corporate and working capital purposes.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board since April 25, 2007. From April 25, 2007 through January 6, 2008, our trading symbol was REDZ.OB and since January 7, 2008 our trading symbol has been PPBV.OB. Prior to December 13, 2007, there was no active market for our common stock. The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year Ending September 30, 2008	High	Low
Third Quarter (through June 5, 2008)	$3.25	$2.25
Second Quarter	$8.00	$1.25
First Quarter (from December 13, 2007)	$1.70	$1.30

The last reported sales price of our common stock on the OTC Bulletin Board on June 5, 2008, was $2.50 per share. As of June 5, 2008, there were approximately 135 holders of record of our common stock. The number of stockholders of record does not include beneficial owners of our common stock whose shares are held in the names of various dealers, clearing agencies, banks, brokers and other fiduciaries.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

Recent Events

Prior to December 12, 2007, we were a public shell company, as defined by the Securities and Exchange Commission, without material assets or activities that aimed to develop, produce, market and distribute low budget film and video productions. On December 12, 2007, we completed a reverse merger, pursuant to which a wholly-owned subsidiary of ours merged with and into a private company, Venture Beverage Company, with such private company being the surviving company. In connection with this reverse merger, we discontinued our former business and succeeded to the business of Venture Beverage Company as our sole line of business. For financial reporting purposes, Venture Beverage Company, and not us, is considered the accounting acquiror. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations herein are those of Venture Beverage Company and do not include our historical financial results. All costs associated with the reverse merger, other than financing related costs in connection with the simultaneous sale of $3,015,000 of units consisting of common stock and warrants and the costs related to the repurchase of securities from two former stockholders, were expensed as incurred.

Overview

We develop, market, and distribute unique beverage brands and products that are positioned as a “better for you” beverages and are targeted to the growing category of “new age/functional” beverage consumers. We own the rights to the Purple brand, a new functional beverage that contains a high level of anti-oxidants that are found in seven different natural fruit juices that combine to make our product. We launched Purple in the summer of 2007.

As our business began on May 8, 2007, we have not provided any historical comparative analysis below.

Critical Accounting Policies and Estimates

Use of Estimates. In preparing the financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, revenues, and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by us include, but are not limited to, stock-based compensation, valuation of debt discounts, and useful life of property and equipment.

Accounts Receivable. We have a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Inventories. Inventories are stated at the lower of cost or market utilizing the first-in, first-out method and consist of raw materials related to our products. We write down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by us, additional inventory write-downs may be required.

Property and Equipment. Property and equipment are carried at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Revenue Recognition. We follow the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.” We record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. In particular, revenues from the sale of beverage products is recognized upon delivery of the product to the customer. Consideration given by us to a customer, including a reseller of our products, such as slotting fees is accounted for as a reduction of revenue when recognized in our income statement.

Stock Based Compensation. We adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, we recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements.

Non-Employee Stock-Based Compensation. The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue (“EITF”) 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109.” This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, “Accounting for Income Taxes.” FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefits of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. We believe the adoption of this interpretation did not have an impact on our financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for our financial statements issued in 2008; however, earlier application is encouraged. We believe the adoption of this interpretation did not have an impact on our financial position, results of operations, or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosures using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. We believe the adoption of SAB 108 did not have an impact on our financial statements.

In December 2006, FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements,” was issued. This Staff Position specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” We believe that our current accounting is consistent with this Staff Position.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115,” under which entities will now be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. We believe the adoption of this interpretation did not have an impact on our financial position, results of operations, or cash flows.

In May 2007, the FASB issued FASB Staff Position No. FIN 48-1, “Definition of Settlement in FASB Interpretation No. 48.” This Staff Position provides guidance about how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. Under this Staff Position, a tax position could be effectively settled on completion of examination by a taxing authority if the entity does not intend to appeal or litigate the result and it is remote that the taxing authority would examine or re-examine the tax position. We do not expect that this interpretation will have a material impact on our financial position, results of operations, or cash flows.

In December 2007, the FASB issued SFAS No. 141(R),“Business Combinations,” which replaces SFAS No. 141, “Business Combinations,” which, among other things, establishes principles and requirements for how an acquirer entity recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed (including intangibles), and any noncontrolling interests in the acquired entity. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. We are currently evaluating what impact, if any, the adoption of SFAS No. 141(R) will have on our financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.” SFAS No. 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also amends certain of ARB 51’s consolidation procedures for consistency with the requirements of SFAS No. 141(R). SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. We are currently evaluating what impact the adoption of SFAS No. 160 will have on our financial statements.

Other accounting standards that have been issued or proposed by FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations

Three and Six Months Ended March 31, 2008

Net Sales. Our sales during the three and six months ended March 31, 2008 amounted to $215,460 and $474,254, respectively, and were comprised of revenues related to the sale of our beverage product, Purple. For the three months ended March 31, 2008, three of our customers, Crosset Company, Big Geyser, Inc., and B&E Juice, accounted for approximately 28%, 22%, and 10% of our revenues, respectively. For the six months ended March 31, 2008, one of our customers, BL Assets, accounted for approximately 55% of our revenues. All of the revenues from BL Assets during the six-month period ended March 31, 2008, were recognized during the three months ended December 31, 2007. During the three-month period ended March 31, 2008, we discontinued the specific product sold to BL Assets and introduced an updated formulation into the market. Prior to such discontinuance and introduction, BL Assets had commenced marketing of the product; but, in connection with such discontinuance and introduction, BL Assets returned all of such discontinued product to us for credit in the amount of $268,681 and we charged the related costs to marketing expense as of March 31, 2008. Although we recognized sales during the three and six months ended March 31, 2008, there can be no assurances that we will continue to recognize similar revenues in the future.

Cost of Sales. The cost of sales during the three and six months ended March 31, 2008 amounted to $202,671 and 457,164, respectively. Our cost of sales includes the manufacturing costs of our proprietary brand and warehouse and distribution costs. The cost of sales as a percentage of sales was approximately 94% and 96% for the three and six months ended March 31, 2008, respectively. We anticipate that our cost of sales will decrease and related gross profit margins will increase for the remainder of our current fiscal year due to the refinement of our production process in strategically located production facilities and from expected economies of scale in the purchasing of raw materials.

Operating Expenses. Total operating expenses for the three and six months ended March 31, 2008, were $12,136,768 and $13,755,860, respectively, and consisted of the following:

	Three months ended March 31, 2008	Six months ended March 31, 2008
Compensation expense and related taxes	$3,685,480	$3,861,499
Advertising and marketing	7,744,910	8,519,240
Professional fees	152,330	395,640
Consulting fees	322,106	533,108
Other selling, general and administrative	231,942	446,373
Total	$12,136,768	$13,755,860

•
compensation expense and related taxes were attributable to salaries, benefits, and related taxes to our officers and employees. For the six months ended March 31, 2008, we recorded non-cash expenses of $3,430,727 related to stock-based compensation expense, which includes approximately $3,134,000 attributable to options granted to our chief executive officer and chief financial officer. Stock-based compensation - options represented approximately 25% of our total operating expenses for the six months ended March 31, 2008 and approximately 28% for the three months ended March 31, 2008. Under SFAS No. 123(R), which was effective January 1, 2006, companies are now required to measure the compensation costs of share-based compensation arrangements based on the grant date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. We anticipate that compensation expense will increase during the remainder of our current fiscal year as we continue to build the Purple brand, which will require additional market activation personnel and support staff.

•
advertising and marketing expenses represent our brand development and promotional expenses for our proprietary brand. These expenses include promotional spending at point of sale. For the six months ended March 31, 2008, we issued 1,085,712 shares of common stock for advertising and promotional services valued at approximately $1,211,000. Additionally, we recorded non-cash expenses of $5,438,571 related to stock-based expense, primarily attributable to options granted in connection with endorsement agreements entered into during the six months ended March 31, 2008. We also recorded non-cash marketing expenses due to the discontinuation of the inventory items sold to one of our customers and the introduction of a new product formula into the market during the quarter ended March 31, 2008; we credited the customer’s account for the balance due in the amount of $268,681 and charged the related costs to marketing expense as of March 31, 2008. We anticipate that our advertising and marketing expenses, in both cash and equity components, will continue to increase for the remainder of our current fiscal year, subject to our ability to generate operating capital.

•
professional fees represent both accounting and legal fees. We anticipate that our professional fees will continue to increase for the remainder of our current fiscal year as we continue to raise additional working capital and seek to implement Section 404 of the Sarbanes-Oxley Act.

•
consulting fees were primarily attributable to expenses related to financial advisory and public relations services. For the six months ended March 31, 2008, we recorded non-cash expenses of $52,304 related to stock-based expense, attributable to options granted to consultants for business advisory services. We anticipate that consulting fees in both cash and equity components will increase during the remainder of our current fiscal year as we continue to raise additional operating capital and grow our Purple brand.

•
other selling, general and administrative expenses include rent expense, travel expense, office, supplies, telephone and communications expenses, and other expenses. We anticipate that these expenses will continue to increase during the remainder of our current fiscal year as we continue to grow our Purple brand.

Loss from Operations. We reported a loss from operations of $12,123,979 and $13,738,770 for the three and six months ended March 31, 2008, respectively.

Other Expenses. For the three and six months ended March 31, 2008, interest expense amounted to $183,281 and $412,537, respectively. Of such amount, approximately $155,228 was attributable to amortization of the debt discount in connection with the issuance of the 12% notes payable, all of which was included in interest expense for the six-month period ended March 31, 2008, and none of which was included in interest expense for the three-month period then ended. We recognized interest expense on the 12% and 5% notes payable, which amounted to a total of approximately $29,000 and $51,000 during the respective three and six months ended March 31, 2008. Additionally, we issued 100,000 shares of common stock to two debt holders, which shares were valued at approximately $50,000 in connection with the extension of maturity date from December 2007 to March 31, 2008. Such amount was included in interest expense solely for the six months ended March 31, 2008. In February 2008, we issued an additional 100,000 shares of common stock in connection with the convertible notes payable and valued these common shares at the fair market value on the date of issuance, which was $1.56 per share or $156,000. Such amount was included in interest expense for the three and six months ended March 31, 2008.

Net Loss. We reported a net loss of $12,304,356 and $14,148,403 for the three and six months ended March 31, 2008, respectively, which translates to basic and diluted net loss per common share of $0.22 during the three months ended March 31, 2008, and basic and diluted net loss per common share of $0.27 during the six months ended March 31, 2008.

    Year Ended September 30, 2007

Sales. Our sales during the period from May 8, 2007 (inception) to September 30, 2007 amounted to $111,343 and was comprised solely of revenues related to the sale of our beverage product Purple to BL Assets.

Cost of Sales. The cost of sales during the period from May 8, 2007 to September 30, 2007 amounted to $96,689. Our cost of sales includes the manufacturing costs of our proprietary brand and along with warehouse and distribution costs. The cost of sales as a percentage of sales was approximately 87% for the period ended September 30, 2007. We anticipate that our cost of sales will decrease and related gross profit margins will increase in the future.

Operating Expenses. Total operating expenses for the period from May 8, 2007 to September 30, 2007 were $831,328 and consisted of the following:

Compensation expense and related taxes(1)	$8,717
Advertising and marketing(2)	184,846
Professional fees(3)	65,023
Consulting fees(4)	380,676
Other selling, general and administrative(5)	192,066
Total	$831,328

(1)
Compensation during the period from May 8, 2007 to September 30, 2007 amounted to $8,717 and was attributable to stock based expenses for shares issued to our founder and employees. We anticipate that the compensation expense will increase in the future.

(2)
Advertising and marketing expenses during the period from May 8, 2007 to September 30, 2007 amounted to $184,846 and represent our brand development and promotional expenses for our proprietary brand. These expenses include promotional spending at point of sale. We anticipate that our advertising and marketing expenses will continue to increase in the future, subject to our ability to generate working capital.

(3)
Professional fees during the period from May 8, 2007 to September 30, 2007 amounted to $65,023. This item represents both accounting and legal fees. We anticipate that our professional fees will continue to increase in the future.

(4)
Consulting fees during the period from May 8, 2007 to September 30, 2007 amounted to $380,676 and was primarily attributable to expenses related to financial advisory and public relations services. We anticipate that consulting fees will increase in the future.

(5)
Other selling, general and administrative expenses include rent expense, travel expense, office expenses and supplies, telephone and communications, and other expenses. For the period from May 8, 2007 to September 30, 2007, other selling, general and administrative expenses amounted to $192,066. We anticipate that these expenses will increase in the future.

Loss From Operations. We reported a loss from operations of $816,674 for the period from May 8, 2007 to September 30, 2007.

Other Expense. For the period from May 8, 2007 to September 30, 2007, interest expense amounted to $196,364 and was attributable to amortization of the debt discount in connection with the 12% notes payable, which amounted to approximately $170,692. Additionally, we recognized accrued interest on the 12% notes payable which amounted to $25,672 as of September 30, 2007.

Net Loss. We reported a net loss of $1,013,038 for the period from May 8, 2007 to September 30, 2007. This translates to basic and diluted net loss per common share of $0.03 for the period from May 8, 2007 to September 30, 2007.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At March 31, 2008, we had a cash balance of $1,414,541 and working capital of $2,498,377. We have been funding our operations though the sale of our common stock and short-term bridge notes. Additionally, during the prior fiscal year, we borrowed $750,000 for operating capital purposes. During the six months ended March 31, 2008, we sold 8,925,780 shares of common stock for net proceeds of $3,375,550 and subscriptions receivable of $2,264,601. In April 2008, we collected the subscriptions receivable. Additionally, we received net proceeds of $1,167,500 from the exercise of warrants and issued a note payable of $1,000,000 during the six months ended March 31, 2008. We repaid this note payable in April 2008. Our balance sheet at March 31, 2008 reflects convertible notes payable amounting to $750,000, which were to have matured on the earlier of December 29, 2007, or on the date of initial closing of subsequent financing of equity or debt securities with gross proceeds exceeding $2,500,000. These loans bear annual interest at 12% and are unsecured. In December 2007, we amended the terms and provisions of the convertible notes payable to two of three debt holders. Under the terms of their amended convertible note agreements, the principal and accrued interest thereon matured on March 31, 2008. Additionally, the third debt holder waived any default that could have occurred upon the maturity date in December 2007 through March 31, 2008. On May 12, 2008, all three debt holders signed conversion notice and acknowledgement agreements, whereby the principal amount of the notes payable and substantially all accrued interest thereon were converted into shares of our common stock at a conversion ratio of $1.25 of debt for each share of common stock issued. We issued a total of 664,504 shares to the three debt holders on May 15, 2008. The $739.74 interest accruing from May 12 through May 15 was paid in cash to the debt holders on May 15, 2008.

Net cash flows used in operating activities for the six months ended March 31, 2008, amounted to $4,108,618 and were primarily attributable to our net losses of $14,148,403, offset by stock-based expenses of $10,338,376, depreciation of $4,131, non-cash marketing expense of $268,681, amortization of debt discount of $155,228, and changes in assets and liabilities of $726,631, which includes $339,158 of accounts receivable, $254,647 of inventory, $458,794 of other current assets, $231,451 of accounts payable, and $94,517 of accrued expenses. Net cash flows used in investing activities for the six months ended March 31, 2008, amounted to $29,781 and were primarily attributable to the purchase of property and equipment. Net cash flows provided by financing activities were $5,483,050 for the six months ended March 31, 2008. Further, for the six months ended March 31, 2008, we received net proceeds from the sale of our common stock and exercise of warrants of $3,375,550 and $1,167,500, respectively. Additionally, we received proceeds from the issuance of a note payable of $1,000,000 and paid $60,000 in connection with a stock repurchase agreement upon the closing of our reverse merger on December 12, 2007.

We also reported a net increase in cash during the period ended March 31, 2008 of $1,344,651. At March 31, 2008, we had cash on hand of $1,414,541. However, as of June 6, 2008, we had cash on hand of approximately $427,774. We currently have no material commitments for capital expenditures. Other than such funds, we presently have no other alternative source of operating capital. We may not have sufficient capital to fund the expansion of our operations and to provide capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not presently have any firm commitments for any additional capital, and our financial condition may make our ability to secure this capital difficult. There are no assurances that we will be able to continue our business, and we may be forced to cease operations if we do not raise significant additional working capital, in which event investors could lose their entire investment in us.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS

General

We were formed in the State of Nevada on April 8, 2002 as an independent film production company that aimed to develop, produce, market and distribute low budget film and video productions. On December 12, 2007, Purple Acquisition Corp., a newly formed wholly-owned subsidiary of ours, merged with and into Venture Beverage Company, a private corporation. Upon closing of the merger, Venture Beverage Company merged with and into us and we succeeded to the business of Venture Beverage Company as our sole line of business. In connection with the merger, we changed our name to Purple Beverage Company, Inc.

We develop, market, and distribute unique beverage brands and products that are positioned as “better for you” beverages and are targeted to the growing category of “new age/functional” beverage consumers. We own the common law rights to the Purple brand, a new functional beverage that contains a high level of anti-oxidants that are found in seven different natural fruit juices that combine to make our product. We launched Purple in the summer of 2007.

The new age or alternative beverage category combines non-carbonated, ready-to-drink iced teas, lemonades, juice cocktails, single-serve juices and fruit beverages, ready-to-drink dairy and coffee drinks, energy drinks, sports drinks, and single-serve still water (flavored, unflavored and enhanced) with “new age” beverages, including sodas that are considered natural, sparkling juices and flavored sparkling waters. The alternative beverage category is the fastest growing segment of the beverage marketplace. Further, according to a 2006 study in Packaged Facts, sales of “better for you” and functional beverages reached approximately $40 billion in the United States in 2005 with forecasted sales in 2007 of $46.3 billion, reaching $53.9 billion by 2011.

Category-sales increases in 2006 were led by beverages offering health benefits and we believe that consumers have altered a shift in priorities from pure weight management to total health management - a shift that is reflected in slower growth of “lo-cal” and “light” products and increased growth in functional beverages. Of growth products in 2006, the most successful products were those with a health or functional characteristic, such as energy and sport drinks for their performance-enhancing benefits, or ready-to-drink tea for its antioxidant claims. The market was estimated at $36 billion in 2006, and management projects sales of $60 billion by 2009. Based on our direct and indirect knowledge of the beverage and functional beverage industry, we predict:

•	Future category growth will likely be among functional products offering specific health benefits - for example, heart, health and antioxidant products; and

•	With increased availability and greater consumer demand, functional beverages are at the beginning of a major growth wave in the United States.

Functional beverages are beverages that include ingredients designed to provide specific benefits to the consumer. The sector typically includes juices, smoothies, teas, soy-based drinks, energy drinks, enhanced waters and sports drinks. “Better for you” beverages are a sub-sector of the functional beverage industry which includes drinks designed to provide specific health benefits to consumers.

While the soft drink business is a $68 billion industry in the United States, the amount of soda sold in the United States dropped in 2005 for the first time in recent history, and even diet soda sales slowed. Thus, beverage companies are entering the specialty beverage arena as a way to make up for the slowing carbonated soft drink sales.

There were 1,007 new specialty beverages offered in 2005, on top of 1,010 in 2004. Juices and functional beverage sales increased 51.1% from 2003 to 2005; coffee and cocoa sales were up 37%; and carbonated, functional, and ready-to-drink tea and coffee beverages jumped 65.7%.

Products

Our proprietary brand is directed to consumers who prefer new age beverage products to traditional carbonated soft drinks such as Coca-Cola®, Pepsi® and 7-Up®. The new age beverage category is attractive to us because it is a growth segment of the beverage market and we believe that consumers will pay higher prices for these products than carbonated soft drinks.

Our sole product is named Purple a functional beverage that contains a high level of anti-oxidants from seven different fruit sources that are combined to make this product. The seven anti-oxidant-rich fruits combined in our unique formula are the natural juices of açai, black cherry, pomegranate, black currant, purple plum, cranberry and blueberry. While we do not currently have any additional products in development at this time, we are constantly evaluating new product offerings.

Sales, Marketing and Distribution

Our sales and marketing strategy is to focus our efforts on developing brand awareness and trial through sampling both in stores and at events. We employ a “PUSH” - “PULL” promotional and advertising strategy (as more particularly described below) to build brand awareness, generate trial/sampling purchases and gain distribution of Purple. Our three stage “go-to-market” approach first educates the consumer about the product through a combination of advertising and public relations initiatives, then makes the product readily available with direct and three-tier distribution, and finally implement programs to motivate consumers to buy Purple.

“PUSH,” or “getting the product on the shelf,” provides the programs necessary to gain distribution and secure product placement on retailer’s limited shelves and/or nightclub’s back bar-space. It consists of customer marketing funds designed to support the customer’s best promotional and consumption building vehicles, as well as employee incentive and training programs, while providing materials that clearly communicate Purple’s key brand benefit: “The Most Powerful Antioxidant Beverage on the Planet!” These materials consist of a variety of “communication messages,” including those listed above as well as shelf and cooler signs, neck hangers, window banners, floor displays with header cards, table tents, menus, back bar pieces and logo apparel. We intend to budget approximately 10% of our gross sales as a contribution to these customer marketing funds, as well as provide participation with our distributors by matching funds (i.e., we provide $1.00 per case and the distributor provides $1.00 per case; together, we contribute $2.00 towards the customers’ best promotional vehicles).

“PULL,” or getting the product “off-the-shelf” and into the hands of happy consumers, answers the biggest question posed by buyers: “What are you doing to drive consumers into my store to purchase your product?” Pull programs are designed to entice and educate consumers, while motivating them to sell or purchase our product. Various Pull programs include advertising directed towards the consumer (print, radio, TV, internet, direct mail, etc.), instant redeemable or mail-in coupons, mail-in money back rebates, retailer loyalty programs, co-branding with complementary products, and wet sampling events. We will employ all of the above, budgeting an additional 10% to support these programs that reach our targeted audience.

The following are a sample of the creative approaches and tactics we use to build our Purple brand:

•	Media advertisements (newspaper and magazine) that will be placed with the advice of media buying professionals;

•	Improved electronic presence (enhanced website and e-mail communication);

•	In-store sales promotions;

•	Targeted sponsorship of brand-building events;

•	Use of celebrity endorsers and related promotions;

•	Trade show marketing; and

•	On premise marketing with the Purple Girls.

Each of these approaches is capital intensive, and additional capital will be needed to continue these efforts.

Celebrity Endorsement Agreements

As part of our marketing and advertising campaign to promote Purple, we have entered into celebrity endorsement agreements with Chaka Kahn, Torii Hunter and Mariano Rivera. Such celebrities will be the focus of Purple advertising campaigns and will conduct public appearances. In addition, our celebrity endorsers will support the Purple brand at events and programs that we intend to sponsor. A description of the material terms of our celebrity endorsement agreements are summarized below.

Chaka Kahn Endorsement Agreement

In November, 2007, we entered into a three year endorsement agreement with Grammy®-Award winning entertainer Chaka Kahn. In connection with her agreement, we granted to Chaka Kahn Enterprises 550,712 shares of our common stock.

Torii Hunter Endorsement Agreement

In January 2008, we entered into a three year endorsement agreement with Torii Hunter of the Los Angeles Angels of Anaheim. In connection with his agreement, we paid Mr. Hunter $150,000 with $50,000 payable on signing and $50,000 payable on the first and second anniversaries of the agreement. In addition, Mr. Hunter and his representative and certain others were paid an aggregate of $10,000, were issued and aggregate of 275,000 shares of our common stock, and were granted an aggregate of 2,000,000 stock options. The options are exercisable at $1.00 per share and expire on July 18, 2008.

Mariano Rivera Endorsement Agreement

In May 2008, we entered into a three year endorsement agreement with Mariano Rivera of the New York Yankees. In connection with his agreement, we agreed to pay Mr. Rivera $150,000 with $50,000 payable on signing and $50,000 payable on the first and second anniversaries of the agreement. In addition, Mr. Rivera and certain others were paid an aggregate of $25,000, issued an aggregate of 160,000 shares of our common stock, and granted an aggregate of three-year non-qualified stock options to purchase up to 1,414,286 shares of our common stock at an exercise price of $0.01 per share.

Seasonality

Sales of ready-to-drink beverages are somewhat seasonal, with the second and third calendar quarters accounting for the highest sales volumes. The volume of sales in the beverage business may be affected by weather conditions. Sales of our beverage products may become increasingly subject to seasonal fluctuations. Quarterly fluctuations may also be affected by other factors, including the introduction of new products, the opening of new markets where temperature fluctuations are more pronounced, the addition of new bottlers and distributors, changes in the mix of sales of our finished products and changes in and/or increased advertising, marketing and promotional expenses.

Research and Development

The new age beverage category growth is largely sustained by the constant addition of new products, brands and brand extensions. An integral part of our strategy is to develop and introduce innovative products and packages. The development time from inception of the concept through product development and testing to the manufacture and sale of the finished product is several months. Not all new ideas survive consumer research. Our research, development, manufacture, and distribution of Purple and other beverage products have thus far been limited by our capital resources.

We are not currently engaged in any research and development activities. However, we recently began exploring the possibility of engaging a third party to commence research on our behalf in connection with expanding our line of products and further determining the implications of mixing Purple with components such as teas and alcoholic beverages.

Manufacturing Process

The principal raw materials used by us are glass bottles, as well as fruit pulp and fruit juice concentrates, the costs and availability of which are subject to fluctuations. Due to the consolidations that have taken place in the glass industry over the past few years, the prices of glass bottles continue to increase. The prices of fruit pulp concentrates and certain juice concentrates, including apple, increased in 2006 and certain of these ingredients continued to increase in 2007. These increased costs, together with other increased costs, primarily energy, gas and freight, resulted in increases in certain product costs that are ongoing and are expected to continue to exert pressure on our gross margins in the foreseeable future.

We rely on third-party manufacturers to produce our products, using our proprietary formula and flavor ingredients. Chemists continually observe the product-manufacture and production-run and test the finished beverage product and the package integrity. We obtain the raw materials for the manufacture of our products from several sources and arrange for the direct delivery of these raw materials to the third-party manufacturer, except for acai, which we obtain from a single source. We normally pre-pay for the manufacture and packaging materials. We own the finished inventory that is shipped to warehouses upon completion.

There are several primary suppliers of all necessary raw materials within the United States. In addition, there are numerous manufacturers in the United States that can manufacture our products for us. We do not anticipate having contracts with any entities or persons committing such suppliers to provide the materials required for the production of our products.

The following are our principal suppliers:

Major Suppliers	Product Supplied
Stiebs Pomegranate Products	Açai & Pomegranate Juice

National Fruit & Essences, LLC	Juices: Black Cherry, Black Currant, Purple

King Juice Company, Inc.	Blending & Bottling

MFCI	Re-Packing

Zuckerman Honickman	Glass bottle - 10 oz

Silgan White Cap Americas	Bottle Cap

CL&D Graphics, Inc.	Labels

Green Bay Packaging, Inc.	Cartons and corrugated inserts

Distributors

For the six months ended March 31, 2008, three of our distributors, BL Assets, Crosset Company, and Big Geyser, Inc., accounted for approximately 55%, 13%, and 10% of our revenues, respectively. For the period from inception (May 8, 2007) to September 30, 2007, one distributor, BL Assets, accounted for all of our revenues. We did not sell any product to BL Assets during our second quarter. We remain dependent, however, on all of our distributors, and the loss of any of our major distributors would have a material adverse effect on our operating results.

Competition

The beverage industry is highly competitive. The principal areas of competition are pricing, packaging, development of new products and flavors, and marketing campaigns. Our product competes with a wide range of drinks produced by a relatively large number of manufacturers, most of which have substantially greater financial, marketing, and distribution resources than we do.

Important factors affecting our ability to compete successfully include:

•	the taste and flavor of our products;

•	trade and consumer promotions;

•	rapid and effective development of new, unique, cutting-edge products;

•	attractive and different packaging;

•	branded product advertising; and

•	pricing.

We also compete for distributors who will concentrate on marketing our products over those of our competitors, provide stable and reliable distribution, and secure adequate shelf-space in retail outlets. Competitive pressures in the alternative, energy, and functional beverage categories could cause our products to be unable to gain market share and we could experience price erosion, which could have a material adverse affect on our business and results.

We compete not only for consumer acceptance, but also for maximum marketing efforts by multi-brand licensed bottlers, brokers and distributors, many of which have a principal affiliation with competing companies and brands. Our product competes with all liquid refreshments and with products of much larger and substantially better-financed competitors, including the products of numerous nationally and internationally known producers such as The Coca-Cola Company, PepsiCo, Inc., Cadbury Schweppes plc, Red Bull Gmbh, Kraft Foods, Inc., Nestle Beverage Company, Tree Top, Inc., and Ocean Spray Cranberries, Inc. We also compete with companies that are smaller or primarily local in operation. Our products also compete with private label brands such as those carried by grocery store chains, convenience store chains and club stores.

To date, our significant competition includes the following companies:

•	Bossa Nova Beverage Group;

•	Fuze Beverage, LLC;

•	POM Wonderful, LLC; and

•	Sambazon, Inc.

Our product is most closely comparable with the natural beverage products created by those companies listed above. In particular, Bossa Nova Beverage Group produces a line of “Açai Juices,” which contains açai berries and anti-oxidants. Fuze Beverage, LLC produces a product line named “Vitalize,” which are non-carbonated beverages that contain anti-oxidants and electrolytes. POM Wonderful, LLC produces a line of “POM Wonderful Pomegranate Juices,” which contains naturally occurring polyphenol antioxidants, and Sambazon, Inc.’s “Organic Açai Juice” contains açai berries and blue agave syrup.

Intellectual Property

We rely on common law rights to our trademark Purple. The common law rights protect the use of this mark used to identify our product. It is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. Our inability to protect our trade name will have a material adverse effect on our business, results of operations, and financial condition. We also rely on trade secrets and proprietary know-how to protect our concepts. However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to our know-how and concepts. There can be no assurance that we will be able to adequately protect our trade secrets. Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use trade secrets that we rely upon to conduct our business.

Regulation

The Food and Drug Administration issues rules and regulations for the beverage industry, including, but not limited to, the labeling and formulary ingredients of beverage products. We are also subject to various state and local statutes and regulations applicable to the production, transportation, sale, safety, advertising, and labeling of our product. Compliance with these provisions has not had, and we do not expect such compliance to have, any material adverse effect upon our capital expenditures, net income, or competitive position. Regulatory guidelines, however, are constantly changing, and there can be no assurance that our product and our third-party manufacturers will be able to comply with ongoing government regulations.

Employees

As of May 1, 2008, we had 47 employees, all of whom are full-time. None of our employees is covered by a collective bargaining agreement, nor are they represented by a labor union. We have not experienced any work stoppages, and we consider relations with our employees to be good.

Description of Property

We lease approximately 3,070 square feet of office space in Fort Lauderdale, Florida for $5,533.68 per month, which rate increases by 3% each year commencing on March 1, 2009. The current lease term expires on April 30, 2012. This facility serves as our corporate headquarters. We believe that this facility is adequate for our immediate and near-term needs. Additional space may be required as we expand our activities. We do not currently foresee any significant difficulties in obtaining any required additional facilities. In the opinion of the management, this property is adequately covered by insurance.

We do not invest in real estate or real estate interests.

Legal Proceedings

From time to time we may be involved in claims arising in the ordinary course of business. To our knowledge, no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

MANAGEMENT

The following table sets forth information regarding the sole member of our board of directors and our executive officers. Our director holds office for one-year terms until the election and qualification of his successor. Officers are elected annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Theodore Farnsworth	45	Chief Executive Officer, President, Secretary and Director

Michael Wallace	39	Chief Financial Officer and Executive Vice President

Theodore Farnsworth, Chief Executive Officer, President, Secretary and Director. Mr. Farnsworth has served as our chief executive officer, president, secretary and as a director since December 2007. Mr. Farnsworth was the chief executive officer, president, secretary and as a director of Venture Beverage Company from May 2007 to December 2007. From September 2001 to October 2007, Mr. Farnsworth served as chairman of Xstream Beverage Network, Inc. and from November 2004 to November 2007, Mr. Farnsworth served as Xstream Beverage Network, Inc.’s chief executive officer. Prior to that, from April 1998 to March 2001, Mr. Farnsworth served as chairman and founder of Farmbid.com, an agricultural Internet portal site. From May 1997 to March 1998, Mr. Farnsworth was president of Fontal Restaurant Group, Inc., parent of Burrito Grill restaurants.

Michael Wallace, Chief Financial Officer and Executive Vice President. Mr. Wallace has served as our chief financial officer and executive vice president since March 2008. Before joining us and since 2004, Mr. Wallace was the chief financial officer and senior vice president of Radiology Corporation of America, a Boca Raton, Florida company that provides medical diagnostic services nationwide. From 2003 to 2004, Mr. Wallace was an assistant chief accountant in the Securities and Exchange Commission’s Division of Enforcement and a member of the Securities and Exchange Commission’s Financial Fraud Task Force in Washington, D.C. From 2000 to 2003, Mr. Wallace was the chief financial officer and senior vice president of Inktel Direct and CELLIT Technologies, privately held companies located in Miami, Florida engaged in the direct marketing industry, and the business of software development for the contact center market, respectively. From 1997 to 2000, Mr. Wallace was the chief financial officer and senior vice president of Kellstrom Industries, a Nasdaq-listed company operating in the aerospace services sector. From 1990 to 1997, Mr. Wallace was a manager at KPMG LLP in the firm’s assurance practice.

There are no family relationships among our director or executive officers.

Board Committees

Audit Committee. We intend to establish an audit committee of the board of directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The audit committee’s duties would be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee. We intend to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer our stock option plans and recommend and approve grants of stock options under such plans.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2007, all executive officer compensation was determined by Theodore Farnsworth, our chief executive officer, president and director.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our chief executive officer and chief financial officer, but have not done so to date due to our relatively small size.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the annual and long-term compensation paid to Theodore Farnsworth, our chief executive officer, who we refer to in this prospectus as the “named executive officer.” During the year ended September 30, 2007, no executive officer received annual remuneration in excess of $100,000.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Theodore Farnsworth	2007	11,712	(1)	—	—	—	11,712
Chief Executive Officer, President and Secretary (principal executive officer)

(1)    Annual salary of $225,000, which commenced on December 12, 2007.

Employment Agreements

On December 12, 2007, we entered into a three-year employment agreement with Theodore Farnsworth, which agreement shall be automatically renewed for additional one-year periods until either we or Mr. Farnsworth, as the case may be, gives the other written notice of its intent not to renew the agreement at least 90 days prior to the end of the then current term. Pursuant to this agreement, Mr. Farnsworth shall serve at our chief executive officer and shall receive a salary of $225,000 per year and a monthly performance bonus equal to 6% of all gross sales of Purple in accordance with our revenue recognition policies of the net invoice price for all sales, at wholesale or retail, of Purple during the corresponding month. Mr. Farnsworth’s bonus is based upon sales of our product, whether at wholesale or retail, if such sales are recognized as revenue by us. Thus, in the case of our sale to one of our distributors that, in turn, re-sells the product to a retail store, which sell the product to a consumer, Mr. Farnsworth’s bonus is calculated on the original sale to our distributor. In the case of a sale directly to a consumer, Mr. Farnsworth’s bonus is calculated on that sale. Such bonus shall be paid on the 15th day of the month following the respective measuring month. In addition, Mr. Farnsworth is entitled to participate in employee medical, health, pension, welfare and insurance benefit plans maintained by us for the general benefit of our executive employees, as well as all other benefits and perquisites made generally available to our executive employees, up to three weeks of vacation per year and a monthly car allowance of $800. If Mr. Farnsworth’s employment is terminated by us without cause or because of Mr. Farnsworth’s death or disability or by Mr. Farnsworth for good reason (including as a result of a change in control), or if we deliver a timely non-renewal notice, then we shall pay to Mr. Farnsworth:

•
subject to Mr. Farnsworth executing a general release of all claims in our favor in a form approved by our board, a severance payment equal to three times the sum of (x) Mr. Farnsworth base salary in the calendar year in which the termination occurs plus (y) the bonus earned for the year prior to the year in which the termination occurs;

•	a bonus for the year in which termination occurred based on payments received by us through the last day of actual employment; and

•
for a period of three years following the termination date, Mr. Farnsworth’s costs of COBRA continuation coverage of health insurance, or if COBRA coverage is unavailable, the actual cost incurred by Mr. Farnsworth in obtaining comparable coverage.

Notwithstanding anything else to the contrary, the aggregate of the payments above are limited to the extent that Mr. Farnsworth would incur an excise tax under Section 4999(a) of the Internal Revenue Code of 1986, as amended, if the payments to be made above were deemed to be an “excess parachute payment.” Our obligation to make the above described payments are not subject to mitigation or a duty to mitigate.

If Mr. Farnsworth’s employment is terminated by us for cause, or by Mr. Farnsworth without good reason:

•
Mr. Farnsworth will receive payment of his base salary through and including the date of termination, payment of any earned but unpaid bonus for the prior fiscal year, payment for all accrued but unused vacation time existing as of the date of termination, and reimbursement of business expenses incurred prior to the date of termination; and

•	Mr. Farnsworth may continue to participate in our employee benefit plans to the extent permitted by and in accordance with the terms thereof or as otherwise required by law.

On March 19, 2008, we entered into a three-year employment agreement with Michael Wallace, pursuant to which Mr. Wallace shall serve at our chief financial officer and shall receive a salary of $250,000 during the first fiscal year of employment, $275,000 for the second fiscal year of employment and $300,000 for the third fiscal year of employment. Mr. Wallace also received a signing bonus of $25,000 upon execution of this agreement and is entitled to receive a prorated bonus of at least $75,000 for the current fiscal year, $100,000 for the subsequent fiscal year and at the discretion of our board of directors thereafter. In addition, Mr. Wallace is entitled to participate in all employee medical, health, dental, pension, welfare and insurance benefit plans maintained by us for the general benefit of our executive employees, as well as all other benefits and perquisites made generally available to our executive employees, as well as group medical and dental insurance for Mr. Wallace’s family, a monthly auto allowance of $1,000 and up to four weeks of vacation per year. If Mr. Wallace’s employment is terminated by us because of Mr. Wallace’s death, disability or without cause, then:

•
we shall pay to Mr. Wallace a severance payment equal to payment of that amount equal to six months of Mr. Wallace’s then-current base salary, payment of that amount equal to six months of Mr. Wallace’s annual bonus, and reimbursement of business expenses incurred prior to the date of termination; and

•	all of Mr. Wallace’s unvested options shall vest.

However, if Mr. Wallace’s employment is terminated by us for cause, or by Mr. Wallace for any reason, then:

•	we shall pay to Mr. Wallace his base salary through and including the date of termination, any earned but unpaid bonus for the prior fiscal year,

•	we shall reimburse Mr. Wallace for all business expenses incurred prior to the date of termination;

•
all options granted under the agreement will cease vesting on the date of termination of employment, and to the extent vested and not previously exercised or expired, may be exercised in accordance with the terms and conditions of his option grant; and

•	Mr. Wallace shall continue to participate in our employee benefit plans to the extent permitted by and in accordance with the terms thereof or as otherwise required by law.

In connection with Mr. Wallace’s employment agreement, Mr. Wallace was granted a ten-year option to purchase 1,663,826 shares of common stock at an exercise price of $1.50 per share. One-third of the option vested upon grant; one-third vests on the first anniversary of the employment agreement; and one-third vests on the second anniversary of the employment agreement, assuming that Mr. Wallace is employed by us as of such dates. The agreement also contains certain non-competition and confidentiality provisions, as well as intellectual property assignment provisions.

Currently, decisions pertaining to incentive based compensation of our executive officers (including, without limitation, changes in the amount of bonuses payable to our chief executive officer and chief financial officer) are made unilaterally by Mr. Farnsworth. However, we intend in the near future to expand our board membership to include independent directors, and such decisions will be then made by our compensation committee comprised of independent directors. In determining incentive based compensation, it is contemplated that we will look at the incentive based compensation awarded to members of senior management of comparable companies of our size in our industry or similar industries.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by our named executive officer as of September 30, 2007.

2007 Incentive Plan

On December 12, 2007, our board of directors adopted the Venture Beverage Company 2007 Incentive Plan. The purpose of the 2007 Incentive Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2007 Incentive Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, stock appreciation rights, performance shares, restricted stock, cash based awards and other share based awards. The 2007 Incentive Plan is administered by our board of directors. Since consummation of our reverse merger on December 12, 2007, we have granted options to purchase common stock under the 2007 Incentive Plan to the following executive officer:

Name	Shares Subject to Options	Exercise Price	Grant Date	Vesting Schedule	Expiration
Theodore Farnsworth	5,405,000	$0.55	December 12, 2007	Immediately	5 years from date of grant

Director Compensation

We do not currently compensate our director for acting as such, although we may do so in the future, including with cash or equity. We reimburse our director for reasonable expenses incurred in connection with his services as a director. As of September 30, 2007, our director did not receive any compensation from us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We review all relationships and transactions in which the company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Transactions that we have determined to be directly or indirectly material to us or a related person are disclosed below. We believe each transaction is on terms no less favorable to us than the terms generally available to an unaffiliated third-party under the same or similar circumstances.

Upon the closing of our reverse merger on December 12, 2007, Christopher Johnson, a former director and former officer, and Lissa Johnson sold their holdings in us to us for $60,000 in cash and all of our historical operating assets prior to the closing of the reverse merger on December 12, 2007.

From inception through January 22, 2008, we were a subtenant of a company owned by our sole director and chief executive officer. The rent that we paid was the same as such affiliated entity was charged by its sublessor. From and after January 22, 2008, we have been a direct subtenant of such sublessor. Management believes that the rent that we have paid both prior and subsequent to January 22, 2008, is competitive with local market conditions.

Director Independence

We do not currently have any independent directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of June 5, 2008 by:

•	each person known by us to beneficially own more than 5.0% of our common stock;

•	our sole director;

•	our named executive officer; and

•	our sole director and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Purple Beverage Company, Inc. 450 East Las Olas Boulevard, Suite 830, Fort Lauderdale, Florida 33301. As of June 5, 2008, we had 59,555,153 shares outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned(1)
Theodore Farnsworth	20,750,493	(2)	31.94%

Michael Wallace	554,609	(3)	*

Barry Honig 595 South Federal Highway, Suite 600 Boca Raton, Florida 33432	4,514,285	(4)	13.29%

All directors and executive officers as a group (2 persons)	21,305,102		32.52%

* Less than 1%.

(1)
Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of June 5, 2008. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)
Includes 5,405,000 shares of common stock issuable upon the exercise of options. Mr. Farnsworth’s shares, options, and shares underlying options are subject to a two-year “lock-up,” which expires on December 12, 2009. During such lock-up period, without our prior written consent, which may be withheld, delayed, or denied for any reason or for no reason, Mr. Farnsworth is precluded from selling, transferring, or otherwise disposing of any of such shares. Notwithstanding the term of such lock-up, upon our prior written consent, which may be withheld, delayed, or denied for any reason or for no reason, during each calendar month of the last year of the lock-up period, Mr. Farnsworth may sell, pledge, hypothecate, or otherwise derive economic value from an amount of shares underlying his options equivalent to not more than 5% of such shares subject to the restrictions. In the event Mr. Farnsworth does not sell 5% of such shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s 5% allowance (assuming permission has been so granted).

(3)
Includes 554,609 shares of common stock issuable upon the exercise of options. Mr. Wallace’s options are subject to a two-year “lock-up,” which expires on the second anniversary of grant, or March 19, 2010. Notwithstanding the term of such lock-up, Mr. Wallace, during each month of the second year of the lock-up, may sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than 5% of the number of shares owned by him. In the event he does not sell 5% of his shares in any of such months, such unsold shares may be sold in any future month without reducing such future month’s 5% allowance.

(4)
Includes (i) 450,000 shares of common stock issuable upon the exercise of warrants held by Barry Honig, the president of GRQ Consultants, Inc,, and (ii) 2,164,285 shares of common stock held by GRQ Consultants, Inc, with respect to which Barry Honig is the president. 1,450,000 of Mr. Honig’s shares are subject to a two-year “lock-up,” which expires on December 12, 2009. During such lock-up period, without our prior written consent, which may be withheld, delayed, or denied for any reason or for no reason, Mr. Honig is precluded from selling, transferring, or otherwise disposing of any of such shares. Further, another 450,000 shares and 450,000 shares underlying his warrants are subject to a lock-up period for six months, which expires June 12, 2008; after the expiration of the six-month period, Mr. Honig may, upon our prior written consent, which may be withheld, delayed, or denied for any reason or for no reason, during each calendar month for the following six-months, sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than 5% of such shares subject to the restrictions. In the event Mr. Honig does not sell 5% of such shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s 5% allowance (assuming permission has been so granted). With regard to the shares held of record by GRQ Consultants, Inc., 1,450,000 shares are subject to a lock-up period for one year, which expires December 12, 2008; after the expiration of the one-year period, GRQ Consultants, Inc. may, upon our prior written consent, which may be withheld, delayed, or denied for any reason or for no reason, during each calendar month for the following six-months, sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than 5% of such shares subject to the restrictions. In the event GRQ Consultants, Inc. does not sell 5% of such shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s 5% allowance (assuming permission has been so granted).

SELLING STOCKHOLDERS

Up to 12,494,421 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the accounts of the selling security holders and include the following:

•	8,812,771 shares of common stock issued in private placements and following the exercise of warrants; and

•	3,681,650 shares of common stock initially issuable upon the exercise of warrants issued in private placements.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

We have entered into certain registration rights agreements with certain of the selling stockholders. The registration rights agreements and the warrants exercisable for certain of the shares registered hereby are described in “Description of Securities – Warrants” and “Description of Securities – Registration Rights.”

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock by the selling stockholders as of June 5, 2008, based on 59,555,153 shares of our common stock then outstanding. The share numbers in the column labeled “Number of Shares Offered” represent all of the shares that the selling stockholders may offer in this prospectus. The table assumes that each selling stockholder exercises all of his, her or its warrants. We are unable to determine the exact number of shares that will actually be sold. We do not know how long the selling stockholders will hold the shares before selling them. Other than our agreement with the selling stockholders to maintain the effectiveness of the registration statement of which this prospectus forms a part until all shares covered hereby have been sold, or may be sold without volume restrictions pursuant to Rule 144 under the Securities Act of 1933, as amended, we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of their shares.

	Ownership Before Offering				After Offering(1)
Selling Stockholder	Number of shares of common stock beneficially owned		Number of shares offered		Number of shares of common stock beneficially owned		Percentage of common stock beneficially owned
Tobanna Enterprises Corp.(2)	2,328,000	(3)	1,202,400	(4)	1,125,600	(5)	1.87%

Sara Leifer	346,000	(6)	94,800	(7)	251,200	(8)	*

Mangrove Bay, Inc.(9)	316,000		94,800		221,500		*

Crestview Capital Master, LLC(10)	30,000		9,000		21,000		*

Chelsea Development International Limited(11)	285,714		285,714		—		—

Nachum Stein	623,000	(12)	210,000		413,000	(13)	*

Robert & Chaya Millet	90,000	(14)	32,000		58,000	(15)	*

Brian Silber	408,000	(16)	122,400	(17)	285,600	(18)	*

Steven & Batsheva Friedman	81,000	(19)	28,800		52,200	(20)	*

Michael L. Feinman	200,000	(21)	60,000	(22)	140,000	(23)	*

Brio Capital L.P.(24)	490,000	(25)	141,000	(26)	349,000	(27)	*

David Adelman	250,000	(28)	130,000		120,000	(29)	*

Susan E. Saxton	100,000	(30)	30,000	(31)	70,000	(32)	*

Alan Horowitz	500,000	(33)	260,000		240,000	(34)	*

Andrea Groussman	200,000	(35)	60,000	(36)	140,000	(37)	*

Irwin L. Zalcberg	330,000	(38)	105,000		225,000	(39)	*

Harold E. Gelber & Patricia M. Gelber	100,000	(40)	30,000	(41)	70,000	(42)	*

Chase Mortgage, Inc. (43)	1,200,000	(44)	360,000	(45)	840,000	(46)	1.40%

Alfred Gladstone	100,000	(47)	30,000	(48)	70,000	(49)	*

Phyllis Ulreich	100,000	(50)	30,000	(51)	70,000	(52)	*

FB Capital Partners(53)	375,000	(54)	120,000		255,000	(55)	*

David Alperin	75,000		40,000		35,000		*

	Ownership Before Offering				After Offering(1)
Selling Stockholder	Number of shares of common stock beneficially owned		Number of shares offered		Number of shares of common stock beneficially owned		Percentage of common stock beneficially owned
Chocolate Chip Investments LP(56)	200,000	(57)	60,000	(58)	140,000	(59)	*

Chase Financing, Inc.(60)	600,000	(61)	180,000	(62)	420,000	(63)	*

Beverly Pinnas	100,000	(64)	30,000	(65)	70,000	(66)	*

Harvey Kesner	577,499	(67)	90,000	(68)	487,499	(69)	*

Melechdavid Inc.(70)	475,000	(71)	60,000	(72)	415,000	(73)	*

Susan S. Auerbach	400,000	(74)	120,000	(75)	280,000	(76)	*

Shelly Koffler	600,000	(77)	180,000	(78)	420,000	(79)	*

Michael Lustigman	200,000	(80)	60,000	(81)	140,000	(82)	*

Robert & Barbara Samans	200,000	(83)	60,000	(84)	140,000	(85)	*

Daniel Brauser	775,000	(86)	260,000		515,000	(87)	*

Palladium Capital Advisors, LLC(88)	163,000	(89)	48,900	(90)	114,100	(91)	*

Michael Hartstein (92)	400,000	(93)	120,000	(94)	280,000	(95)	*

Peter Lee	800,000	(96)	240,000	(97)	560,000	(98)	*

GRQ Consultants, Inc.(99)	4,514,285	(100)	714,285		3,530,000	(101)	5.90%

Barry Honig (102)	4,514,285	(103)	270,000	(104)	3,530,000	(105)	5.90%

Robert S. Colman Trust (106)	142,857		142,857		—		—

Alpha Capital Anstalt(107)	178,571		178,571		—		—

Michael & Betsy Brauser	107,143		107,143		—		—

Joseph W. & Patricia Abrams Family Trust(108)	71,500		71,500		—		—

C. James Jensen	100,000		100,000		—		—

Phillip & Tracy Swan	35,715		35,715		—		—

Marvin Mermelstein	557,226	(109)	557,226	(109)	—		—

Ben Rabinowitz	1,923,900	(110)	1,923,900	(110)	—		—

Jacob Katz	658,410	(111)	658,410	(111)	—		—

CMS Capital (112)	1,750,000	(113)	1,750,000	(113)	—		—

Gavriel Alexander	800,000	(114)	800,000	(114)	—		—

Chany Silverman	200,000	(115)	200,000	(115)	—		—

TOTAL	25,057,820	(116)	12,494,421	(117)	12,563,399	(118)	19.64%

*Less than 1%

(1)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock are acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act of 1933, as amended, or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(2)
David Rosenbaum is a control person of Tobanna Enterprises Corp and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(3)	Includes 1,164,000 shares of common stock issuable upon the exercise of warrants.

(4)	Includes 601,200 shares of common stock issuable upon the exercise of warrants.

(5)	Includes 562,800 shares of common stock issuable upon the exercise of warrants.

(6)	Includes 286,000 shares of common stock issuable upon the exercise of warrants.

(7)	Includes 34,800 shares of common stock issuable upon the exercise of warrants.

(8)	Includes 251,200 shares of common stock issuable upon the exercise of warrants.

(9)
Arthur Jones is the director and a control person of Mangrove Bay, Inc., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(10)
Crestview Capital Partners, LLC is the sole managing member of Crestview Capital Master, LLC and may be deemed to have sole voting and investment power with respect to the securities beneficially owned by Crestview Capital Master, LLC. Crestview Capital Partners, LLC disclaims beneficial ownership of these securities. The managing members of Crestview Capital Partners, LLC are Stewart Fink, Robert Hoyt and Daniel Warsh, each of whom may be deemed to have voting and dispositive power over securities beneficially owned by Crestview Capital Master, LLC,

(11)
Alice Lo is a director and an "authorized person" of Chelsea Development International Limited and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(12)	Includes 217,000 shares of common stock issuable upon the exercise of warrants.

(13)	Includes 217,000 shares of common stock issuable upon the exercise of warrants.

(14)	Includes 30,000 shares of common stock issuable upon the exercise of warrants.

(15)	Includes 30,000 shares of common stock issuable upon the exercise of warrants.

(16)	Includes 204,000 shares of common stock issuable upon the exercise of warrants.

(17)	Includes 61,200 shares of common stock issuable upon the exercise of warrants.

(18)	Includes 142,800 shares of common stock issuable upon the exercise of warrants.

(19)	Includes 27,000 shares of common stock issuable upon the exercise of warrants.

(20)	Includes 27,000 shares of common stock issuable upon the exercise of warrants.

(21)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(22)	Includes 30,000 shares of common stock issuable upon the exercise of warrants.

(23)	Includes 70,000 shares of common stock issuable upon the exercise of warrants.

(24)
Shaye Hirsch is the managing member of Brio Capital Management, LLC, the general partner of Brio Capital L.P., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(25)	Includes 230,000 shares of common stock issuable upon the exercise of warrants.

(26)	Includes 35,000 shares of common stock issuable upon the exercise of warrants.

(27)	Includes 195,000 shares of common stock issuable upon the exercise of warrants.

(28)	Includes 50,000 shares of common stock issuable upon the exercise of warrants.

(29)	Includes 50,000 shares of common stock issuable upon the exercise of warrants.

(30)	Includes 50,000 shares of common stock issuable upon the exercise of warrants.

(31)	Includes 15,000 shares of common stock issuable upon the exercise of warrants.

(32)	Includes 35,000 shares of common stock issuable upon the exercise of warrants.

(33)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(34)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(35)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(36)	Includes 30,000 shares of common stock issuable upon the exercise of warrants.

(37)	Includes 70,000 shares of common stock issuable upon the exercise of warrants.

(38)	Includes 120,000 shares of common stock issuable upon the exercise of warrants.

(39)	Includes 120,000 shares of common stock issuable upon the exercise of warrants.

(40)	Includes 50,000 shares of common stock issuable upon the exercise of warrants.

(41)	Includes 15,000 shares of common stock issuable upon the exercise of warrants.

(42)	Includes 35,000 shares of common stock issuable upon the exercise of warrants.

(43)
Mark Herskovitz is vice president and a control person of Chase Mortgage, Inc., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(44)	Includes 600,000 shares of common stock issuable upon the exercise of warrants.

(45)	Includes 180,000 shares of common stock issuable upon the exercise of warrants.

(46)	Includes 420,000 shares of common stock issuable upon the exercise of warrants.

(47)	Includes 50,000 shares of common stock issuable upon the exercise of warrants.

(48)	Includes 15,000 shares of common stock issuable upon the exercise of warrants.

(49)	Includes 35,000 shares of common stock issuable upon the exercise of warrants.

(50)	Includes 50,000 shares of common stock issuable upon the exercise of warrants.

(51)	Includes 15,000 shares of common stock issuable upon the exercise of warrants.

(52)	Includes 35,000 shares of common stock issuable upon the exercise of warrants.

(53)
Michael Forman is the President and a control person of FB Capital Partners and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(54)	Includes 150,000 shares of common stock issuable upon the exercise of warrants.

(55)	Includes 150,000 shares of common stock issuable upon the exercise of warrants.

(56)
Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by Chocolate Chip Investments LP. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(57)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(58)	Includes 30,000 shares of common stock issuable upon the exercise of warrants.

(59)	Includes 70,000 shares of common stock issuable upon the exercise of warrants.

(60)
Robert Herskovitz is the president and a control person of Chase Financing, Inc., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(61)	Includes 300,000 shares of common stock issuable upon the exercise of warrants.

(62)	Includes 90,000 shares of common stock issuable upon the exercise of warrants.

(63)	Includes 210,000 shares of common stock issuable upon the exercise of warrants.

(64)	Includes 50,000 shares of common stock issuable upon the exercise of warrants.

(65)	Includes 15,000 shares of common stock issuable upon the exercise of warrants.

(66)	Includes 35,000 shares of common stock issuable upon the exercise of warrants.

(67)
Includes (i) 145,000 shares of common stock issuable upon the exercise of warrants and (ii) 150,832 shares and options to purchase 166,667 shares exercisable within the next 60 days held by Paradox Capital Partners, LLC, with respect to which Harvey Kesner is the sole member and has voting and dispositive power over the securities held for the account of this selling stockholder. Mr. Kesner is a member of Haynes and Boone, LLP, and counsel to the Company.

(68)	Includes 35,000 shares of common stock issuable upon the exercise of warrants.

(69)
Includes (i) 110,000 shares of common stock issuable upon the exercise of warrants and (ii) 150,832 shares and options to purchase 166,667 shares exercisable within the next 60 days held by Paradox Capital Partners, LLC, with respect to which Harvey Kesner is the sole member and has voting and dispositive power over the securities held for the account of this selling stockholder. Mr. Kesner is a member of Haynes and Boone, LLP, and counsel to the Company.

(70)
Mark Groussman is the president and a control person of Melechdavid Inc., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(71)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(72)	Includes 30,000 shares of common stock issuable upon the exercise of warrants.

(73)	Includes 70,000 shares of common stock issuable upon the exercise of warrants.

(74)	Includes 200,000 shares of common stock issuable upon the exercise of warrants.

(75)	Includes 60,000 shares of common stock issuable upon the exercise of warrants.

(76)	Includes 140,000 shares of common stock issuable upon the exercise of warrants.

(77)	Includes 300,000 shares of common stock issuable upon the exercise of warrants.

(78)	Includes 90,000 shares of common stock issuable upon the exercise of warrants.

(79)	Includes 210,000 shares of common stock issuable upon the exercise of warrants.

(80)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(81)	Includes 30,000 shares of common stock issuable upon the exercise of warrants.

(82)	Includes 70,000 shares of common stock issuable upon the exercise of warrants.

(83)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(84)	Includes 30,000 shares of common stock issuable upon the exercise of warrants.

(85)	Includes 70,000 shares of common stock issuable upon the exercise of warrants.

(86)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(87)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(88)
Joel Padowitz is the chief executive officer of Palladium Capital Advisors, LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. Palladium Capital Advisors, LLC is a registered broker-dealer and served as one of the placement agents in connection with our private offerings in December 2007, March 2008 and April 2008.

(89)
Includes 81,500 shares of common stock issuable upon the exercise of warrants. These shares of common stock and warrants were bought in the ordinary course of business, and at the time of the purchase of the shares of common stock to be resold, there were no agreements or understanding, directly or indirectly with any person to distribute the shares of common stock. These shares of common stock and warrants were acquired by Palladium Capital Advisors, LLC, as consideration for its role as placement agent in connection with our private offering in December 2007. At the time of acquisition of these shares of common stock and warrants, Palladium Capital Advisors, LLC had no agreements or understandings, directly or indirectly, with any person to distribute these securities.

(90)
Includes 24,450 shares of common stock issuable upon the exercise of warrants. These shares of common stock and warrants were acquired by Palladium Capital Advisors, LLC, as consideration for its role as placement agent in connection with our private offering in December 2007. At the time of acquisition of these shares of common stock and warrants, Palladium Capital Advisors, LLC had no agreements or understandings, directly or indirectly, with any person to distribute these securities.

(91)
Includes 57,050 shares of common stock issuable upon the exercise of warrants. These shares of common stock and warrants were acquired by Palladium Capital Advisors, LLC, as consideration for its role as placement agent in connection with our private offering in December 2007. At the time of acquisition of these shares of common stock and warrants, Palladium Capital Advisors, LLC had no agreements or understandings, directly or indirectly, with any person to distribute these securities.

(92)	Michael Hartstein is an affiliate of Palladium Capital Advisors, LLC, a registered broker-dealer.

(93)
Includes 200,000 shares of common stock issuable upon the exercise of warrants. These shares of common stock and warrants were originally acquired by Palladium Capital Advisors, LLC as consideration for its role as placement agent in connection with our private offering in December 2007 and were subsequently transferred to Michael Hartstein. At the time of acquisition of these shares of common stock and warrants, Michael Hartstein had no agreements or understandings, directly or indirectly, with any person to distribute these securities.

(94)
Includes 60,000 shares of common stock issuable upon the exercise of warrants. These shares of common stock and warrants were originally acquired by Palladium Capital Advisors, LLC as consideration for its role as placement agent in connection with our private offering in December 2007 and were subsequently transferred to Michael Hartstein. At the time of acquisition of these shares of common stock and warrants, Michael Hartstein had no agreements or understandings, directly or indirectly, with any person to distribute these securities.

(95)
Includes 140,000 shares of common stock issuable upon the exercise of warrants. These shares of common stock and warrants were originally acquired by Palladium Capital Advisors, LLC as consideration for its role as placement agent in connection with our private offering in December 2007 and were subsequently transferred to Michael Hartstein. At the time of acquisition of these shares of common stock and warrants, Michael Hartstein had no agreements or understandings, directly or indirectly, with any person to distribute these securities.

(96)	Includes 400,000 shares of common stock issuable upon the exercise of warrants.

(97)	Includes 120,000 shares of common stock issuable upon the exercise of warrants.

(98)	Includes 280,000 shares of common stock issuable upon the exercise of warrants.

(99)
Barry Honig is the president and a control person of GRQ Consultants, Inc., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(100)	Includes (i) 450,000 shares of common stock issuable upon the exercise of warrants held by Barry Honig and (ii) 1,900,000 shares of common stock held by Barry Honig.

(101)	Includes 315,000 shares of common stock issuable upon the exercise of warrants held by Barry Honig and (ii) 1,765,000 shares of common stock held by Barry Honig.

(102)
Barry Honig is the president and a control person of GRQ Consultants, Inc., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of GRQ Consultants, Inc.

(103)	Includes (i) 450,000 shares of common stock issuable upon the exercise of warrants and (ii) 2,164,285 shares of common stock held by GRQ Consultants, Inc.

(104)	Includes 135,000 shares of common stock issuable upon the exercise of warrants.

(105)	Includes (i) 315,000 shares of common stock issuable upon the exercise of warrants and (ii) 1,450,000 shares of common stock held by GRQ Consultants, Inc.

(106)
Robert S. Colman is the trustee and a control person of Robert S. Colman Trust UDT., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(107)	Konard Ackerman may be deemed the control person of the shares owned by such entity. Alpha Capital Anstalt is a private investment fund that is owned by all its investors and managed by Mr. Ackerman.

(108)
Joseph W. Abrams is the trustee and a control person of Joseph W. & Patricia Abrams Family Trust., and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(109)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(110)	Includes 400,000 shares of common stock issuable upon the exercise of warrants.

(111)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(112)	Howard Weiss is the control person of CMS Capital and may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(113)	Includes 800,000 shares of common stock issuable upon the exercise of warrants.

(114)	Includes 400,000 shares of common stock issuable upon the exercise of warrants.

(115)	Includes 100,000 shares of common stock issuable upon the exercise of warrants.

(116)	Includes 8,104,500 shares of common stock issuable upon the exercise of warrants.

(117)	Includes 3,681,650 shares of common stock issuable upon the exercise of warrants.

(118)	Includes 4,422,850 shares of common stock issuable upon the exercise of warrants.

We have been notified by each of the selling stockholders that such selling stockholder, other than Palladium Capital Advisors, LLC and Michael Hartstein, is not a broker-dealer or an affiliate of a broker-dealer. Each of the selling stockholders has informed us that such selling stockholder did not have at the time it purchased the common stock and warrants any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of his, her or its securities.

DESCRIPTION OF SECURITIES

We are authorized to issue 412,500,000 shares of common stock. On June 5, 2008, there were 59,555,153 shares of common stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share. Our articles of incorporation do not provide for cumulative voting. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Warrants

May 2007 Warrants

From May 2007 to July 2007, we issued investors five year warrants to purchase up to an aggregate of 300,000 shares of common stock at an exercise price of $2.00 per share. The exercise price of the warrants and the number of shares issuable upon exercise of the warrants are subject to adjustments for stock splits, combinations or similar events. These warrants also contain a callable feature requiring their exercise upon 30 days prior written notice. If a warrant holder fails to exercise a warrant within 30 days of receiving a call notice, the warrants held by such warrant holder may be purchased by us for a purchase price equal to $.01 per warrant share. These warrants are exercisable only for cash.

December 2007 Investor Warrants

In connection with our December 12, 2007 private placement, we issued warrants to purchase up to an aggregate of 6,030,000 shares of common stock to the investors. The warrants provide for the purchase of shares of common stock for five years at an exercise price of $2.00 per share. The exercise price of the warrants and the number of shares issuable upon exercise of the warrants are subject to adjustments for stock splits, combinations or similar events. We are prohibited from effecting the exercise of the warrants to the extent that as a result of such exercise the holder of the exercised warrants beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrants. If at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants, then the holders of such warrants have the right to exercise the warrants by means of a cashless exercise.

If within seven business days from date on which the exercise of the warrants shall be effected (the “Warrant Share Delivery Date”) we fail to deliver to a holder of the warrants certificates representing the shares into which such warrants are convertible, and if after such Warrant Share Delivery Date the holder of the warrants is required by its brokerage firm to purchase, or the holder’s brokerage firm otherwise purchases, shares of our common stock to deliver in satisfaction of a sale by such holder of the shares of our common stock which the holder was entitled to receive upon the exercise, then we are obligated to pay in cash to the holder the amount by which (x) the holder’s total purchase price for our common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that such holder was entitled to receive from the exercise multiplied by (2) the then effective exercise price of the warrant, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full.

These warrants also contain a callable feature requiring their automatic exercise if the market price of our common stock is equal to or in excess of 175% of the then effective exercise price for a period of 20 consecutive trading days, the average volume of the common stock during such period has been at least 150,000 shares per day and, the shares issuable upon exercise of the warrant are freely tradable without limitation pursuant to Rule 144 of the Securities Act of 1933, as amended, and there is an effective registration statement covering the resale of the shares underlying the warrants. If a warrant holder fails to exercise a warrant within 14 days of receiving notice of our satisfaction of these automatic exercise conditions, the warrants held by such warrant holder shall expire.

December 2007 Placement Agent Warrants

In connection with our private placement completed on December 12, 2007, we issued warrants to purchase up to an aggregate of 731,900 shares of common stock to Palladium Capital Advisors, LLC, our placement agent, and an affiliate of Palladium Capital Advisors, LLC. Such warrants have the same terms as the warrants issued to the investors in the private placement completed on December 12, 2007, including the right to exercise the warrants by means of a cashless exercise if there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants at the time.

April 2008 Warrants

On April 2, 2008, in connection with the exercise of the December 2007 investor warrants to acquire 934,000 shares of common stock, we issued the holders of such exercising holders warrants to purchase up to an aggregate of 467,000 shares of common stock. Such warrants have the same terms as the warrants issued to the investors in the private placement completed on December 12, 2007, except that the initial exercise price of such April 2, 2008 warrants is $3.50 per share. In addition, as with the December 2007 investor warrants, if at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants, then the holders of these warrants have the right to exercise the warrants by means of a cashless exercise.

Registration Rights

December 2007 Private Placement

On April 2, 2008, we entered into a registration rights agreement with those persons who agreed to exercise our December 2007 investor warrants pursuant to which we agreed to provide certain registration rights with respect to the common stock issued. Specifically, we agreed to file a registration statement (of which this prospectus forms a part) with the Securities and Exchange Commission on or before May 2, 2008 covering the resale of the common stock issued pursuant to the warrant exercises and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before June 30, 2008. If (i) the registration statement is not filed on or before May 2, 2008 or (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before June 30, 2008, then we are subject to liquidated damage payments to the holders of the exercised warrants in an amount equal to 1.5% of aggregate exercise price of the exercised warrants pro rata for every 30 days of delinquency. However, if the registration statement is declared effective by the Securities and Exchange Commission on or before June 30, 2008, all liquidated damages that we may be obligated to pay for our failure to file a registration statement on or prior to May 2, 2008 are deemed to be automatically waived.

Pursuant to an amendment to our December 2007 subscription agreement and a separate waiver agreement, we have also agreed to register an additional 1,893,450 shares of common stock issued in our December 12, 2007 private placement and 1,893,450 shares of common stock underlying warrants issued our December 12, 2007 private placement. The holders of these shares, however, are not entitled to any liquidated damages should we fail to file a registration statement with the Securities and Exchange Commission on or before May 2, 2008 or cause a registration statement to be declared effective by the Securities and Exchange Commission on or before June 30, 2008.

April 2008 Private Placement

On April 2, 2008, in connection with a private placement, we entered into a registration rights agreement with the investors, pursuant to which we agreed to provide certain registration rights with respect to the common stock issued. Specifically, we agreed to file a registration statement (of which this prospectus forms a part) with the Securities and Exchange Commission on or before May 2, 2008 covering the resale of the common stock issued and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before June 30, 2008. If (i) the registration statement is not filed on or before May 2, 2008 or (ii) the registration statement is not declared effective by the Securities and Exchange Commission on or before June 30, 2008, then we are subject to liquidated damage payments to the holders of the exercising warrant holders in an amount equal to 1.5% of aggregate amount paid for the shares pro rata for every 30 days of delinquency. However, if the registration statement is declared effective by the Securities and Exchange Commission on or before June 30, 2008, all liquidated damages that we may be obligated to pay for our failure to file a registration statement on or prior to May 2, 2008 are deemed to be automatically waived.

Lock-up Agreements

On December 12, 2007, the holders of 26,395,452 shares of our common stock, including Theodore Farnsworth, our chief executive officer and president, entered into lock-up agreements pursuant to which they agreed not to sell, transfer or otherwise dispose of any shares of common stock or any options, warrants or other rights to purchase shares of common stock until December 12, 2009. Any stockholder, including any officer, desiring to sell any of these shares during the lock-up period must send a letter to us requesting a waiver of the restrictions against transfer provided in the lock-up agreements. Upon receipt of such a letter, our chief executive officer, Theodore Farnsworth, and our chief financial officer, Michael Wallace, will decide whether to approve or deny the request. Neither individual claims the authority to make such decisions on an individual basis.

On December 12, 2007, the holders of 7,812,477 shares of our common stock entered into lock-up agreements pursuant to which they agreed not to sell, transfer or otherwise dispose of any shares of common stock or any options, warrants or other rights to purchase shares of common stock until December 12, 2009. We have agreed not to waive our rights under the lock-up agreements during the first year of their term. However, these holders, during each month of the second year of the lock-up term may, subject to our prior written consent, sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than five percent of the number of shares owned by each such holder. In the event any such holder does not sell five percent of such holder’s shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s five percent allowance (assuming permission has been so granted). From and after the beginning of the 24th month, none of such holders is subject to any contractual limitations on the disposition of such shares.

On December 12, 2007, six holders of 2,822,494 shares of our common stock entered into lock-up agreements pursuant to which they agreed not to sell, transfer or otherwise dispose of any shares of common stock or any options, warrants or other rights to purchase shares of common stock until June 12, 2008. During each of the six months following the expiration of such lock-up period, each of the holders of such shares may sell, pledge, hypothecate, or otherwise derive economic value from an amount of such shares equivalent to not more than five percent of the number of shares owned by each such holder. In the event any such holder does not sell five percent of such holder’s shares in any of such months (assuming permission has been so granted), such unsold shares may be sold in any future month without reducing such future month’s five percent allowance (assuming permission has been so granted). From and after the beginning of the 13th month, none of such holders is subject to any contractual limitations on the disposition of such shares.

Rule 144 Damages

Pursuant to the subscription agreement from our December 12, 2007 private placement, if those investors are not allowed to resell certain shares of common stock or shares of common stock underlying warrants issued in such private placement, without limitation, pursuant to Rule 144 of the Securities Act of 1933, as amended, for any reason except for an investor’s status as an affiliate or “control person”, then we shall pay such investors liquidated damages equal to 1.5% of the purchase price for all such securities that are not subject to any lock-up provisions for each 30 day period of delinquency. The resale rights of such investors are limited to 5% per month (for the second six months after closing) of the shares held by them, as increased by any shares purchased by them through the exercise of their private placement warrants.

Anti-Takeover Effect of Nevada Law and Certain By-Law Provisions

Our bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•	they provide that special meetings of stockholders may be called only by our chairman, our president or by a resolution adopted by a majority of our board of directors; and

•
they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors.

In the future we may also become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority or (3) a majority or more. The ability to exercise voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for the stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits some business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Indemnification of Directors and Officers

Sections 78.7502 and 78.751 of the Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under Section 78.751 of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we have the power to indemnify, to the fullest extent permitted under Nevada law, our current and former directors and officers, or any person who serves or served at our request for our benefit as a director or officer of another corporation or our representative in a partnership, joint venture, trust or other enterprise, against all expenses, liability and loss reasonably incurred by reason of being or having been a director, officer or representative of ours or any of our subsidiaries. We may make advances for expenses upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

LEGAL MATTERS

Bryan Cave LLP, Irvine, California, will pass upon the validity of the shares of our common stock offered by us pursuant to this prospectus.

EXPERTS

The financial statements as of September 30, 2007, and for the period from May 8, 2007 (Inception) to September 30, 2007 included in this prospectus have been audited by Sherb & Co. LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, http://www.drinkpurple.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB, our Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: Michael Wallace, Purple Beverage Company, Inc., 450 East Las Olas Blvd., Suite 830, Fort Lauderdale, Florida 33301.

This prospectus is part of a registration statement filed by us with the Securities and Exchange Commission. Because the Securities and Exchange Commission’s rules and regulations allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with, or incorporated therein by reference in, the registration statement for further information regarding us and the shares of our common stock offered by this prospectus. Statements contained in this prospectus as to the contents of any contract or any other documents filed, or incorporated therein by reference, as an exhibit to the registration statement, we refer you to the exhibits for a more complete description of the matter involved. The registration statement and its exhibits may be inspected at the Securities and Exchange Commission’s Public Reference Room at the location described above.

PURPLE BEVERAGE COMPANY, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders:
Purple Beverage Company, Inc.
Fort Lauderdale, Florida

We have audited the accompanying balance sheet of Purple Beverage Company, Inc. as of September 30, 2007, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the period from May 8, 2007 (Inception) to September 30, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Purple Beverage Company, Inc. as of September 30, 2007, and the results of its operations and its cash flows for the period from May 8, 2007 (Inception) to September 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has experienced net losses since inception. The Company’s financial position and operating results raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP

Certified Public Accountants

Boca Raton, Florida
December 3, 2007 (except for Stockholders’ Deficiency
as included in the Balance Sheet, and the Statement of
Changes in Stockholders’ Deficiency, related references
and calculations, as to which the date is June 5, 2008)

PURPLE BEVERAGE COMPANY, INC.
(FORMERLY RED CARPET ENTERTAINMENT, INC.)
BALANCE SHEET
SEPTEMBER 30, 2007

ASSETS
CURRENT ASSETS:
Cash	$69,890
Accounts receivable, net of allowance
for doubtful accounts of $0	78,866
Inventories	145,941
Prepaid expense and other current assets	19,822

Total current assets	314,519

PROPERTY AND EQUIPMENT, net	10,232

Total assets	$324,751

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
Convertible notes payable, net	$594,772
Accounts payable	30,880
Accrued expenses	25,672

Total liabilities	651,324

STOCKHOLDERS' DEFICIENCY:
Common stock, $.001 par value, 412,500,000 shares authorized;
37,113,993 shares issued and outstanding	37,114
Additional paid-in capital	649,351
Accumulated deficit	(1,013,038)

Total stockholders' deficiency	(326,573)

Total liabilities and stockholders' deficiency	$324,751

See notes to financial statements.

PURPLE BEVERAGE COMPANY, INC.
(FORMERLY RED CARPET ENTERTAINMENT, INC.)
STATEMENT OF OPERATIONS
For the Period from May 8, 2007 (Inception) to September 30, 2007

Net sales	$111,343

Cost of sales	96,689

Gross profit	14,654

Operating expenses:
Compensation expense	8,717
Advertising and marketing	184,846
Professional fees	65,023
Consulting fees	380,676
Other selling, general and administrative	192,066

Total operating expenses	831,328

Loss from operations	(816,674)

Other expense:
Interest expense	(196,364)

Total other expense	(196,364)

Net loss	$(1,013,038)

Net loss per common share – basic and diluted	$(0.03)
Weighted average number of shares outstanding – basic and diluted	36,356,925

See notes to financial statements.

PURPLE BEVERAGE COMPANY, INC.
(FORMERLY RED CARPET ENTERTAINMENT, INC.)
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
For the Period from May 8, 2007 (Inception) to September 30, 2007

	Common Stock, $.001 Par Value		Additional		Total
	Number of		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficiency

Balance, May 8, 2007 (Inception)	-	$-	$-	$-	$-

Common stock issued to founder	27,839,016	27,839	(19,651)	-	8,188

Common stock issued for services	8,012,477	8,012	(5,655)	-	2,357

Common stock issued for cash	700,000	700	349,300	-	350,000

Common stock issued in connection with notes payable	562,500	563	280,687	-	281,250

Fair value of warrants granted in connection with
notes payable	-	-	44,670	-	44,670

Net loss for the period	-	-	-	(1,013,038)	(1,013,038)

Balance, September 30, 2007	37,113,993	$37,114	$649,351	$(1,013,038)	$(326,573)

See notes to financial statements.

PURPLE BEVERAGE COMPANY, INC.
(FORMERLY RED CARPET ENTERTAINMENT, INC.)
STATEMENT OF CASH FLOWS
For the Period from May 8, 2007 (Inception) to September 30, 2007

Cash flows from operating activities:
Net loss	$(1,013,038)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	1,105
Stock based compensation and consulting	10,545
Amortization of debt discount	170,692
Changes in assets and liabilities:
Accounts receivable	(78,866)
Inventories	(145,941)
Prepaid expense and other current assets	(19,822)
Accounts payable	30,880
Accrued expenses	25,672

Total adjustments	(5,735)

Net cash used in operating activities	(1,018,773)

Cash flows from investing activities:
Purchase of property and equipment	(11,337)

Net cash flows used in investing activities	(11,337)

Cash flows from financing activities:
Proceeds from notes payable	750,000
Proceeds from sale of common stock	350,000

Net cash flows provided by financing activities	1,100,000

Net increase in cash	69,890

Cash - beginning of period	-

Cash - end of period	$69,890

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$-
Income taxes	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Fair value of common stock and warrants issued in connection
with the issuance of notes payable	$325,920

See notes to financial statements.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 –	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Purple Beverage Company, Inc. (the “Company”), formerly Red Carpet Entertainment, Inc. (“Red”), was incorporated in April 2002 under the laws of the State of Nevada.

On November 12, 2007, the Company obtained, through a vote of its majority stockholder, approval for an 8.25-for-1 stock split of its issued and outstanding common stock. All amounts stated herein have been retroactively adjusted to reflect this split.

On December 12, 2007, the Company, Venture Beverage Company, Inc., a Nevada corporation (“Venture”), and a newly-created, wholly-owned subsidiary of the Company’s, Purple Acquisition Corp., a Nevada corporation (the “Acquisition Subsidiary”), entered into an agreement and plan of merger (the “Merger Agreement”). The transactions contemplated by the Merger Agreement (the “Merger”) closed on December 12, 2007 (the “Closing”).

In December 2007, the Company obtained through a consent of the holders of the majority of outstanding stock the approval to increase the authorized common shares from 50,000,000 to 412,500,000 shares of common stock at $0.001 par value.

Pursuant to the Merger Agreement, Venture merged with and into the Acquisition Subsidiary, with Venture surviving. Immediately thereafter, Venture merged with and into the Company, with the Company surviving. In connection with the latter merger, the Company changed its name to “Purple Beverage Company, Inc.” As a result of the Merger, the former stockholders of Venture held approximately 68% of the Company’s outstanding common shares at Closing. Further, as a result of the Merger, Venture was deemed to be the acquirer for accounting purposes. Accordingly, the results of operations represent the operations of Venture through December 12, 2007. The results of operations subsequent to that date reflect the operations of the Company. The Company has retroactively restated the net loss per share and the stockholders’ deficiency section of the balance sheet to reflect the reverse acquisition.

The following summarize the more significant accounting and reporting policies and practices of the Company:

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, include the stock-based compensation, valuation of debt discounts, and the useful life of property and equipment.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 –	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company places its cash with high credit quality financial institution. Account at this institution is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. For the period ended September 30, 2007, the Company has not reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Inventories

Inventories are stated at the lower of cost or market utilizing the first-in, first-out method and consist of raw materials related to the Company’s products. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required.

Property and Equipment

Property and equipment are carried at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the period ended September 30, 2007.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 –	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Under the asset and liability method of FASB Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”.  In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

The following policies reflect specific criteria for the revenues stream of the Company:

The Company generates revenue from the sale of its beverage products. Revenues from the sale of these items are recognized upon delivery of the product to the customer.

Consideration given by the Company to a customer (including a reseller of the Company’s products) such as slotting fees is accounted for as a reduction of revenue when recognized in the Company’s income statement.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, inventories, accounts payable and accrued expenses, and notes payable approximate their fair market value based on the short-term maturity of these instruments.

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements. For the period from May 8, 2007 (Inception) to September 30, 2007, the Company did not grant any stock options.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 –	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Non-Employee Stock-Based Compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue (“EITF”) 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).

Advertising

Advertising is expensed as incurred. Advertising expenses for the period from May 8, 2007 (Inception) to September 30, 2007 totaled $119,829.

Shipping costs

Shipping costs are included in other selling, general and administrative expenses and totaled $27,779 for the period from May 8, 2007 (Inception) to September 30, 2007.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and notes payable. The Company's investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investment.

The Company performs on-going credit evaluations of its customer, and, generally, does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management’s expectations.

Concentration of suppliers

At September 30, 2007, approximately 100% of the Company’s raw materials were purchased primarily from two vendors. Management believes that similar raw materials would be available from other sources for all raw materials with the exception of one.

Concentration of sales and accounts receivable

At September 30, 2007, one customer accounted for approximately 100% of the Company’s sales and accounts receivables.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 –	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged. The Company is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company’s financial statements.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 1 –	BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In December 2006, FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements,” was issued. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” The Company believes that its current accounting is consistent with the FSP.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115”, under which entities will now be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. The Company is currently assessing the impact, if any, the adoption of SFAS 159 will have on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

NOTE 2 –	GOING CONCERN CONSIDERATIONS

The accompanying financial statements are prepared assuming the Company will continue as a going concern. At September 30, 2007, the Company had an accumulated deficit of $1,013,037, and a working capital deficiency of $336,805. Additionally, for the period from May 8, 2007 (Inception) to September 30, 2007, the Company incurred net losses of $1,013,037, and had negative cash flows from operations in the amount of $1,018,773. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing. During the period ended September 30, 2007, the Company borrowed $750,000 for working capital purposes and sold common shares for net proceeds of $350,000. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. The Company's limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 3 -	INVENTORIES

At September 30, 2007, inventories consisted of raw materials and amounted to $145,941.

NOTE 4 -	PROPERTY AND EQUIPMENT

At September 30, 2007, property and equipment consisted of the following:

	Estimated life

Computer equipment and office equipment	5 years	$11,337

Less: Accumulated depreciation		(1,105)
		$10,232

For the period from May 8, 2007 (Inception) to September 30, 2007, depreciation expense amounted to $1,105.

NOTE 5 –	CONVERTIBLE NOTES PAYABLE

Between May to July 2007, the Company issued unsecured convertible notes payable aggregating to $750,000. In connection with the issuance of these notes payable, the Company issued 562,500 shares of common stock and granted 300,000 warrants to investors exercisable at a price of $2.00 per share for a period of five years. The notes payable bear 12% interest per annum and mature on the earlier of December 29, 2007 or on the date of initial closing of subsequent financing of equity or debt securities with gross proceeds exceeding $2,500,000. However, if the Company does not become a public company by December 29, 2007, the note holder will receive a 100% return of the principal to be paid by June 30, 2008. Upon becoming a public company and for a period of six (6) months thereafter, the Company shall have the right, at its option at any time, or from time to time, to convert some or all of these notes payable with a convertible rate of $1.00 per share or up to 750,000 shares on a pro rata basis of the Company’s common stock, par value $0.001 per share. The Company recognized a total debt discount of $325,920 in connection with the issuance of these 12% notes payable.

Amortization of the debt discount amounted to approximately $170,692 during the period from May 8, 2007 (Inception) to September 30, 2007, and is included in interest expense. Accrued interest on the 12% notes payable amounted to approximately $25,672 as of September 30, 2007.

At September 30, 2007, notes payable consists of the following:

Convertible notes payable	$750,000
Less: unamortized discount on notes payable	(155,228)

Notes payable, net	$594,772

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 6 -	RELATED PARTY TRANSACTIONS

The Company is leasing its office space from a company owned by our chief executive officer for approximately $43,000 during the period from May 8, 2007 (Inception) to September 30, 2007. And does not owe any amount to such related party at September 30, 2007.

NOTE 7 -	INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. The Company has a net operating loss carry forward for tax purposes totaling approximately $813,000 at September 30, 2007, expiring through the year 2027. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a certain ownership shifts.

The table below summarizes the differences between the Company’s effective tax rate and the statutory federal rate as follows for the period ended September 30, 2007:

Period from May 8, 2007 (Inception) to September 30, 2007
Tax benefit computed at “expected” statutory rate	$(354,000)

State income taxes, net of benefit	(41,000)

Other permanent difference	4,000

Increase in valuation allowance	391,000

Net income tax benefit	$-

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 7 -	INCOME TAXES (continued)

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

September 30, 2007

Tax benefit of net operating loss carryforward	$391,000

Valuation Allowance	(391,000)

Net deferred tax asset recorded	$-

After consideration of all the evidence, both positive and negative, management has recorded a valuation allowance at September 30, 2007, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by $391,000.

NOTE 8 -	STOCKHOLDERS’ DEFICIENCY

Common Stock

As a result of the Merger, the Company has retroactively restated the stockholders’ deficiency section of the balance sheet to reflect the reverse acquisition.

In May 2007, the Company issued 27,839,016 restricted shares of common stock to the founder of the Company. The Company valued these common shares at fair value amounting to $8,188.

In May 2007, in connection with agreements, the Company issued in the aggregate of 1,799,990 restricted shares of common to various employees of the Company for services to be provided to the Company. The Company valued these common shares at fair value on the date of issuance. In connection with the issuance of these shares, for the period ended September 30, 2007, the Company recorded stock based compensation expense of $529.

In May 2007, in connection with agreements, the Company issued in the aggregate of 6,212,487 restricted shares of common to various consultants of the Company for business advisory services to be provided to the Company. The term of these agreements ranges from 3 to 36 months. The Company valued these common shares at fair value on the date of issuance. In connection with the issuance of these shares, for the period ended September 30, 2007, the Company recorded stock based consulting expense of $1,828.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 8 -	STOCKHOLDERS’ DEFICIENCY (continued)

On September 7, 2007, the Company completed a private placement to accredited investors and received proceeds of $350,000 from the sale of units consisting in the aggregate of 700,000 shares of its common stock and warrants to purchase 700,000 shares of common stock. The warrants are exercisable at $2.00 per share for a term of five years.

Between May to July 2007, the Company issued unsecured notes payable aggregating to $750,000. In connection with the issuance of these notes payable, the Company issued 562,500 shares of common stock and granted 300,000 warrants to investors exercisable at a price of $2.00 per share. The shares were valued at the then recent contemporaneous offering price of $0.50 per share (see above) resulting in a value of $281,250 and was recognized as debt discount to be amortized over the term of the 12% notes payable.

Common Stock Warrants

Between May to July 2007, the Company granted 300,000 warrants to investors exercisable at a price of $2.00 per share in connection with the issuance of the 12% notes payable. The purchase warrants expire in five years from the date of the warrant. The Company valued these warrants utilizing the Black-Scholes options pricing model with the following assumptions: stock price of $0.50 per share, volatility of 68% (estimated using volatilities of similar companies), expected term of five years, and a risk free interest rate from 4.6% to 4.95% with a resulting value of approximately $0.51 or $44,700. The fair values of such warrants were recorded as debt discount to be amortized over the term of the 12% notes payable.

On September 7, 2007, in connection with a private placement, the Company granted 700,000 purchase warrants to investors. The warrants are exercisable at $2.00 per common share and expire in five years.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 8 -	STOCKHOLDERS’ DEFICIENCY (CONTINUED)

Common Stock Warrants (continued)

A summary of the status of the Company's outstanding stock warrants as of September 30, 2007 and changes during the period then ended is as follows:

	Period Ended September 30, 2007
	Number of Warrants	Weighted Average Exercise Price
Balance at inception	-	$-
Granted	1,000,000	2.00
Exercised	-	-
Forfeited	-	-
Balance at end of period	1,000,000	$2.00

Warrants exercisable at end of period	1,000,000	$2.00
Weighted average fair value of warrants granted during the period		$0.51

The following table summarizes information about stock warrants outstanding at September 30, 2007:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at September 30, 2007	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at September 30, 2007	Weighted Average Exercise Price
$2.00	1,000,000	4.88 Years	$2.00	1,000,000	$2.00

	1,000,000		$2.00	1,000,000	$2.00

NOTE 9 –	SUBSEQUENT EVENTS

In October 2007, the Company completed a private placement to accredited investors and received proceeds of $630,000 from the sale of units consisting in the aggregate of 1,260,000 shares of its common stock and warrants to purchase 1,260,000 shares of common stock. The Company’s founder contributed 1,260,000 shares owned by him to the Company in connection with this private placement. The warrants are exercisable at $2.00 per share for a term of five years.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

NOTE 9 –	SUBSEQUENT EVENTS (continued)

In November 2007, the Company agreed to issue 550,712 shares of common stock for advertising and promotional services in connection with a three year agreement. The Company’s founder contributed 183,565 shares owned by him to the Company in connection with this agreement. The Company valued these common shares at the fair market value on the date of grant at $0.50 per share or $275,356 based on the recent selling price of the Company’s common stock which has been recognize as advertising expense.

In December 2007, the Company amended the terms and provisions in connection with convertible notes payable of two debt holders. Under the terms of the amended convertible note agreement, the principal and accrued interest thereon will mature on March 31, 2008, and, in connection with such extension of terms, the Company issued an aggregate of 100,000 shares to such debt holders. The Company valued these common shares at the fair market value on the date of grant at $0.50 per share or approximately $50,000 based on the recent selling price of the Company’s common stock which has been recognize as interest expense.

PURPLE BEVERAGE COMPANY, INC.
BALANCE SHEET

	March 31, 2008	September 30, 2007
	Unaudited	(1)
ASSETS
CURRENT ASSETS:
Cash	$1,414,541	$69,890
Accounts receivable	149,343	-
Stock subscription receivable	2,264,601	78,866
Inventories	400,588	145,941
Prepaid expenses and other current assets	481,811	19,822

Total current assets	4,710,884	314,519

PROPERTY AND EQUIPMENT, net	35,882	10,232

Total assets	$4,746,766	$324,751

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
Convertible notes payable, net of discount of $0 and $155,228, respectively	$750,000	$594,772
Notes payable	1,000,000	-
Accounts payable	342,318	30,880
Accrued expenses	120,189	25,672

Total liabilities	2,212,507	651,324

STOCKHOLDERS' EQUITY (DEFICIENCY):
Common stock, $.001 par value, 412,500,000 shares authorized; 58,340,545 and 37,113,993 shares issued and outstanding, respectively	58,341	37,114
Additional paid-in capital	17,637,359	649,351
Accumulated deficit	(15,161,441)	(1,013,038)

Total stockholders' equity (deficiency)	2,534,259	(326,573)

Total liabilities and stockholders' equity (deficiency)	$4,746,766	$324,751

(1) Derived from Audited Financial Statements

See notes to unaudited financial statements.

PURPLE BEVERAGE COMPANY, INC.
STATEMENT OF OPERATIONS

	For the three months ended	For the six months ended
	March 31, 2008	March 31, 2008
	(Unaudited)	(Unaudited)

Net sales	$215,460	$474,254

Cost of sales	202,671	457,164

Gross profit	12,789	17,090

Operating expenses:
Compensation expense and related taxes	3,685,480	3,861,499
Advertising and marketing	7,744,910	8,519,240
Professional fees	152,330	395,640
Consulting fees	322,106	533,108
Other selling, general and administrative	231,942	446,373

Total operating expenses	12,136,768	13,755,860

Loss from operations	(12,123,979)	(13,738,770)

Other expense:
Interest income	2,904	2,904
Interest expense	(183,281)	(412,537)

Total other expense	(180,377)	(409,633)

Net loss	$(12,304,356)	$(14,148,403)

Net loss per common share - basic and diluted	$(0.22)	$(0.27)

Weighted average number of shares outstanding - basic and diluted	55,281,755	52,479,099

See notes to unaudited financial statements.

PURPLE BEVERAGE COMPANY, INC.
STATEMENT OF CASH FLOWS
For the six months ended March 31, 2008
(Unaudited)

Cash flows from operating activities:
Net loss	$(14,148,403)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	4,131
Non cash marketing expense	268,681
Common stock issued for services	1,210,806
Common stock issued for interest in connection with notes payable	205,968
Fair value of options issued for services	8,921,602
Amortization of debt discount charged to interest expense	155,228
Changes in assets and liabilities:
Accounts receivable	(339,158)
Inventories	(254,647)
Prepaid expense and other current assets	(458,794)
Accounts payable	231,451
Accrued expenses	94,517

Total adjustments	10,039,785

Net cash used in operating activities	(4,108,618)

Cash flows from investing activities:
Purchase of property and equipment	(29,781)

Net cash used in investing activities	(29,781)

Cash flows from financing activities:
Proceeds from notes payable	1,000,000
Payment in connection with the stock purchase agreement	(60,000)
Net proceeds from exercise of warrants	1,167,500
Net proceeds from sale of common stock	3,375,550

Net cash provided by financing activities	5,483,050

Net increase in cash	1,344,651

Cash - beginning of period	69,890

Cash - end of period	$1,414,541

Supplemental disclosure of cash flow information:
Cash paid for :
Interest	$-
Income taxes	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:

Common stock issued for stock subscription receivable	$2,264,601

See notes to unaudited financial statements.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Purple Beverage Company, Inc. (the “Company”), formerly Red Carpet Entertainment, Inc. (“Red”), was incorporated in April 2002 under the laws of the State of Nevada.

On November 12, 2007, the Company obtained, through a vote of its majority stockholder, approval for an 8.25-for-1 stock split of its issued and outstanding common stock. All amounts stated herein have been retroactively adjusted to reflect this split.

On December 12, 2007, the Company, Venture Beverage Company, Inc., a Nevada corporation (“Venture”), and a newly-created, wholly-owned subsidiary of the Company’s, Purple Acquisition Corp., a Nevada corporation (the “Acquisition Subsidiary”), entered into an agreement and plan of merger (the “Merger Agreement”). The transactions contemplated by the Merger Agreement (the “Merger”) closed on December 12, 2007 (the “Closing”).

In December 2007, the Company obtained through a consent of the holders of the majority of outstanding stock the approval to increase the authorized common shares from 50,000,000 to 412,500,000 shares of common stock at $0.001 par value.

Pursuant to the Merger Agreement, Venture merged with and into the Acquisition Subsidiary, with Venture surviving. Immediately thereafter, Venture merged with and into the Company, with the Company surviving. In connection with the latter merger, the Company changed its name to “Purple Beverage Company, Inc.” As a result of the Merger, the former stockholders of Venture held approximately 68% of the Company’s outstanding common shares at Closing. Further, as a result of the Merger, Venture was deemed to be the acquirer for accounting purposes. Accordingly, the results of operations represent the operations of Venture through December 12, 2007. The results of operations subsequent to that date reflect the operations of the Company. The Company has retroactively restated the net loss per share and the stockholders’ equity section of the balance sheet to reflect the reverse acquisition.

The Company is engaged in the development, marketing, and distribution of a unique line of beverage brands and products.

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, the financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included and such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the financial statements for the period ended September 30, 2007 and notes thereto contained in the Report on Form 8-K/A of the Company, as filed with the Securities and Exchange Commission (the “Commission”) on December 17, 2007. Note that the results of operations for the three and six months ended March 31, 2008, are not necessarily indicative of the results for the full fiscal year ending September 30, 2008.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The following summarize the more significant accounting and reporting policies and practices of the Company:

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, stock-based compensation, valuation of debt discounts, and the useful life of property and equipment.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

The Company places its cash with a high credit quality financial institution. Accounts at this institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000. For the period ended March 31, 2008, the Company has reached bank balances exceeding the FDIC insurance limit. To reduce its risk associated with the failure of such financial institution, the Company evaluates at least annually the rating of the financial institution in which it holds deposits.

Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At March 31, 2008, management has determined that an allowance is not necessary.

Inventories

Inventories are stated at the lower of cost or market utilizing the first-in, first-out method and consist of raw materials related to the Company’s products. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are carried at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Impairment of Long-Lived Assets

In accordance with the Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the six months ended March 31, 2008.

Fair Value of Financial Instruments

The carrying amounts reported on the balance sheet for cash, accounts receivable, inventories, accounts payable, accrued expenses, and notes payable approximate their fair market value based on the short-term maturity of these instruments.

Income Taxes

Under the asset and liability method of FASB Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when in the Company’s opinion it is likely that some portion or the entire deferred tax asset will not be realized. After consideration of all the evidence, both positive and negative, management has recorded a full valuation allowance due to the uncertainty of realizing the deferred tax assets. Utilization of the Company’s net operating loss carryforwards are limited based on changes in ownership as defined in Internal Revenue Code Section 382. Due to ongoing losses and the establishment of a valuation allowance to offset deferred tax assets, the Company did not record a tax provision for the period ended March 31, 2008.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock Based Compensation

The Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment (“SFAS No. 123R”). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements. During the three and six months ended March 31, 2008, the Company granted stock options to employees and third parties.

Non-Employee Stock-Based Compensation

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue (“EITF”) 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”).

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements.”  In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

The following policies reflect specific criteria for the revenues stream of the Company:

The Company generates revenue from the sale of its beverage products. Revenues from the sale of these items are recognized upon delivery of the product to the customer.

Consideration given by the Company to a customer (including a reseller of the Company’s products) such as slotting fees is accounted for as a reduction of revenue when recognized in the Company’s income statement.

Advertising

Advertising is expensed as incurred. Advertising expenses for the three- and six-month periods ended March 31, 2008, totaled $590,830 and $716,674, respectively.

Shipping costs

Shipping costs are included in cost of goods sold and totaled $0 and $31,202 for the three- and six-month periods, respectively, ended March 31, 2008.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earning Per Share

Basic earnings per share are calculated by dividing income available to stockholders by the weighted-average number of common shares outstanding during each period. Diluted earnings per share are computed using the weighted average number of common and dilutive common share equivalents outstanding during the period. Dilutive common share equivalents consist of shares issuable upon the exercise of stock options and warrants. The outstanding warrants, options and shares equivalent issuable pursuant to embedded conversion features at March 31, 2008, are excluded from the loss per share computation for that period due to their antidilutive effect. The Company’s common stock equivalents at March 31, 2008, include the following:

Convertible notes payable	750,000
Options	17,589,112
Warrants	8,104,500
26,443,612

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, and notes payable. The Company’s investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investment.

The Company performs on-going credit evaluations of its customer and, generally, does not require collateral. The Company maintains reserves for potential credit losses, and such losses have been within management’s expectations.

Concentration of suppliers

At March 31, 2008, approximately 100% of the Company’s raw materials were purchased primarily from two vendors. Management believes that it would be able to source all necessary raw materials with the exception of açai juice.

Concentration of sales and accounts receivable

For the three months ended March 31, 2008, three of the Company’s customers accounted for approximately 28%, 22%, and 10% of its revenues, respectively. For the six months ended March 31, 2008, one of the Company’s customers accounted for 55% of its revenues. All of the revenues from such customer were recognized during the three months ended December 31, 2007. During the three-month period ended March 31, 2008, the Company discontinued the specific product sold to such customer and introduced an updated formulation into the market. Prior to such discontinuance and introduction, such customer had commenced marketing of the product; but, in connection with such discontinuance and introduction, such customer returned all of such discontinued product to the Company for credit in the amount of $268,681 and the Company charged the related costs to marketing expense as of March 31, 2008.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109.” This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, “Accounting for Income Taxes.” FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefits of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this interpretation did not have an impact on the Company’s financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“FAS 157”). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company’s financial statements issued in 2008; however, earlier application is encouraged. The adoption of this interpretation did not have an impact on the Company’s financial position, results of operations, or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements (“SAB 108”). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosures using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement’s year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company’s financial statements.

In December 2006, FASB Staff Position No. EITF 00-19-2, “Accounting for Registration Payment Arrangements,” was issued. This Staff Position specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies.” The Company believes that its current accounting is consistent with this Staff Position.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of FASB Statement No. 115,” under which entities will now be permitted to measure many financial instruments and certain other assets and liabilities at fair value on an instrument-by-instrument basis. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 157. The adoption of this interpretation did not have an impact on the Company’s financial position, results of operations, or cash flows.

In May 2007, the FASB issued FASB Staff Position No. FIN 48-1,“Definition of Settlement in FASB Interpretation No. 48.” This Staff Position provides guidance about how an enterprise should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. Under this Staff Position, a tax position could be effectively settled on completion of examination by a taxing authority if the entity does not intend to appeal or litigate the result and it is remote that the taxing authority would examine or re-examine the tax position. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

In December 2007, the FASB issued SFAS No. 141(R),“Business Combinations,” which replaces SFAS No. 141, “Business Combinations,” which, among other things, establishes principles and requirements for how an acquirer entity recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed (including intangibles), and any noncontrolling interests in the acquired entity. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating what impact, if any, the adoption of SFAS No. 141(R) will have on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.” SFAS No. 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It also amends certain of ARB 51’s consolidation procedures for consistency with the requirements of SFAS No. 141(R). SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating what impact the adoption of SFAS No. 160 will have on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 2 – GOING CONCERN CONSIDERATIONS

The accompanying financial statements are prepared assuming the Company will continue as a going concern. At March 31, 2008, the Company had an accumulated deficit of $15,161,441 and working capital of $2,498,377. Additionally, for the six months ended March 31, 2008, the Company incurred net losses of $14,148,403 and had negative cash flows from operations in the amount of $4,108,618. The ability of the Company to continue as a going concern is dependent upon increasing sales and obtaining additional capital and financing. During the fiscal year ended September 30, 2007, the Company borrowed $750,000 for working capital purposes and sold common shares for net proceeds of $350,000. During the six months ended March 31, 2008, the Company sold common shares for net proceeds of $3,375,550, a stock subscription receivable of $2,264,601, and issued a note payable of $1,000,000. Additionally, the Company received net proceeds of $1,167,500 from the exercise of warrants during the six months ended March 31, 2008. Management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to increase sales volume and in its ability to raise additional funds, there can be no assurances to that effect. As an example, the Company’s limited financial resources have prevented the Company from aggressively advertising its products and services to achieve consumer recognition.

NOTE 3 - INVENTORIES

At March 31, 2008, inventories consisted of the following:

Raw materials	$41,443
Finished goods	359,145
Total	$400,588

NOTE 4 - PROPERTY AND EQUIPMENT

At March 31, 2008, property and equipment consisted of the following:

	Estimated life	Amount
Computer equipment, office equipment, and furniture and fixtures	3-7 years	$41,118
Less: Accumulated depreciation		(5,236)
		$35,882

For the three and six months ended March 31, 2008, depreciation expense amounted to $2,696 and $4,131, respectively.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 5 – NOTES PAYABLE

Between May and July 2007, the Company issued unsecured term notes payable aggregating $750,000. The term notes bear 12% interest per annum and were to mature on the earlier of December 29, 2007, or on the date of initial closing of subsequent financing of equity or debt securities with gross proceeds exceeding $2,500,000. The Company recognized a total debt discount of $325,920 in connection with the issuance of these 12% term notes. In connection with the issuance of said notes, the Company issued 562,000 shares of common stock and granted 300,000 warrants to three investors exercisable at a price of $2.00 per share for a period of five years.

In December 2007, the Company amended and restated the terms and provisions of all three term notes. Under the terms of two of the amended and restated convertible term notes, the principal and accrued interest thereon was to mature on March 31, 2008, and prior to the maturity date, the payees under said notes have the right, in aggregate, at any time, or from time to time, to convert some or all of the notes payable into the Company’s common stock with a convertible rate of $1.00 per share or up to 500,000 (prior to the conversion of accrued interest) shares on a pro rata basis of the Company’s common stock, par value $0.001 per share; and in connection with such amendment of terms, the Company issued an aggregate of 100,000 shares of its common stock to such two debt holders. The Company valued these common shares at the fair market value on the date of grant, or $0.50 per share or approximately $50,000 based on the recent selling price of the Company’s common stock. Such amount has been recognized as interest expense. Under the terms of the other amended and restated convertible term note, the principal and accrued interest thereon was to mature on the earlier of December 29, 2007, or on the date of initial closing of subsequent financing of equity or debt securities with gross proceeds exceeding $2,500,000; and from and after the closing of the Merger (as defined in such amended and restated convertible term note), for a period of six months thereafter, the Company has the right, in aggregate, at any time, or from time to time, to convert some or all of the note payable into the Company’s common stock with a convertible rate of $1.00 per share or up to 250,000 shares on a pro rata basis of the Company’s common stock, par value $0.001 per share. Additionally, the third debt holder waived any default that could have occurred upon the maturity date in December 2007 through March 31, 2008.

On May 12, 2008, the debt (including accrued and unpaid interest) of each of the three debt holders was converted into the Company’s common stock at a ratio of one share of common stock for each $1.25 owed to each debt holder, resulting in an aggregate issuance of 664,504 shares of the Company’s common stock to the three debt holders.

In March 2008, the Company issued an unsecured note payable of $1,000,000. The note payable bears 5% interest per annum and matures on the earlier of April 25, 2008, or within 5 days of closing of subsequent financing of equity or debt securities with gross proceeds exceeding $1,000,000. In April 2008, the Company repaid the principal amount due under this promissory note amounting to $1,000,000.

Amortization of the debt discount amounted to approximately $155,228 during the six months ended March 31, 2008, and is included in interest expense. Accrued interest on the 12% and 5% notes payable amounted to approximately $74,207 and $2,778 respectively, as of March 31, 2008.

NOTE 6 - RELATED PARTY TRANSACTIONS

The Company leased its office space from a company owned by the Company’s CEO for approximately $28,000 during the six months ended March 31, 2008, and does not owe any amount to such related party at March 31, 2008. In January 2008, the Company entered into a 50-month sublease with a third party.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 7 - STOCKHOLDERS’ EQUITY

Common Stock

At the effective time of the Merger, the stockholders of Venture exchanged their securities for 37,581,140 shares of the Company’s restricted common stock, representing approximately 68% of the common stock of the Company at that time. The Company had 10,993,125 outstanding shares of common stock immediately preceding the merger. Additionally, upon the closing of the Merger, two former stockholders of Red sold their interest in Red in exchange for $60,000 in cash and all the historical operating assets of Red pursuant to a stock purchase agreement entered into December 12, 2007.

In October 2007, the Company completed a private placement to accredited investors and received proceeds of $630,000 from the sale of units consisting in the aggregate of 1,260,000 shares of its common stock and warrants to purchase 1,260,000 shares of common stock. The Company’s founder contributed 1,260,000 shares owned by him to the Company in connection with this private placement. The warrants are exercisable at $2.00 per share for a term of five years.

In November 2007, the Company issued 550,712 shares of common stock for advertising and promotional services in connection with a three-year agreement. The Company’s founder contributed 183,565 shares owned by him to the Company in connection with this agreement. The Company valued these common shares at the fair market value on the date of grant at $.50 per share or $275,356 based on the recent selling price of the Company’s common stock, which has been recognized as advertising expense.

In December 2007, the Company agreed to issue 100,000 shares of common stock for advertising and promotional services in connection with a one year agreement. The Company valued these common shares at the fair market value on the date of grant at $.50 per share or $50,000 based on the recent selling price of the Company’s common stock, which has been recognized as advertising expense.

In December 2007, the Company completed a private placement to accredited investors and received net proceeds of $2,745,550 from the sale of units consisting in the aggregate of 6,030,000 shares of its common stock and warrants to purchase 6,030,000 shares of common stock. The warrants are exercisable at $2.00 per share for a term of five years. Additionally, in connection with these private placements, the Company paid commissions to its placement agents of approximately $225,200 in cash, issued 281,500 shares of common stock, and granted 281,500 warrants exercisable at $2.00 per share for a term of five years, which have been allocated against paid-in-capital.

In December 2007, the Company amended the terms and provisions in connection with notes payable of two debt holders. Under the terms of the amended note agreements, the principal and accrued interest thereon will mature on March 31, 2008, and, in connection with such extension of terms, the Company issued an aggregate of 100,000 shares to such debt holders. The Company valued these common shares at the fair market value on the date of grant at $.50 per share or approximately $50,000 based on the recent selling price of the Company’s common stock, which has been recognized as interest expense. Further, as part of the amendments, the note became convertible at the option of the holders at a rate of $1.00 per share.

In December 2007, the Company obtained the approval of a majority of its stockholders to increase the authorized common shares from 50,000,000 to 412,500,000 shares of common stock at $0.001 par value.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 7 - STOCKHOLDERS’ EQUITY (continued)

Common Stock (continued)

In January 2008, the Company issued 150,000 shares of common stock for advertising and promotional services in connection with a three year endorsement agreement. The Company valued these common shares at the fair market value on the date of grant at $1.55 per share or $232,500, which has been recognized as advertising expense.

In January 2008, the Company issued 125,000 shares of common stock for advertising and promotional services in connection with a one-month endorsement agreement. Additionally, under this agreement, the Company shall pay $10,000. The Company valued these common shares at the fair market value on the date of grant at $1.55 per share or $193,750, which has been recognized as advertising expense.

In February 2008, the Company issued 100,000 shares of common stock in connection with a convertible notes payable. The Company valued these common shares at the fair market value on the date of grant at $1.56 per share or $156,000, which has been recognized as interest expense.

In March 2008, the Company issued 160,000 shares of common stock for advertising and promotional services in connection with a one-month endorsement agreement. Additionally, under this agreement, the Company shall pay $25,000. The Company valued these common shares at the fair market value on the date of grant at $2.87 per share or $459,200, which has been recognized as advertising expense.

In March 2008, the Company completed a private placement to eight accredited investors for a total subscription receivable of $2,264,601 from the sale of an aggregate of 1,635,780 shares of its common stock. Additionally, in connection with this private placement, the Company paid commission to its placement agents through issuance of 250,000 shares of common stock, which have been allocated against paid-in-capital. In April 2008, the Company collected the subscription receivable amounting to $2,264,601 in connection with this private placement.

In March 2008, in connection with the exercise of stock warrants, the Company issued 934,000 shares of common stock for proceeds of $1,167,500. The Company offered a temporary reduction in the exercise price of certain of the warrants that it had granted as part of its December 2007 private placement. The per-share exercise price of the warrants was reduced from $2.00 to $1.25 from March 11, 2008, to April 2, 2008. As of the expiration date of the temporary reduction-in-exercise-price-period, the exercise price of the unexercised warrants reverted to their original $2.00 per share exercise price. In connection with the temporary reduction, the exercising warrant holders were granted an aggregate of 467,000 common stock purchase warrants on the basis of one new warrant for each two original warrants exercised. The terms of the new five-year warrants are substantially similar to the terms of the exercised warrants except that the per-share exercise price of the new warrants is $3.50.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 7 - STOCKHOLDERS’ EQUITY (continued)

Common Stock (continued)

In connection with the exercise of the warrants, the Company agreed to register for re-sale the exercised shares and 30% of the other shares of common stock issued to the exercising warrant holders in connection with the December 2007 private placement. The Company also agreed to register for re-sale of the 1,635,786 shares of common stock that the Company sold and issued in the private offering in March 2008.

Pursuant to a Registration Rights Agreement between the Company and the exercising warrant holders, and a separate, substantially similar Registration Rights Agreement between the Company and the eight issuees in the private offering, the Company agreed to file a re-sale registration statement with the Securities and Exchange Commission on or before May 2, 2008, and to use its best efforts to cause the registration statement to be declared effective on or before June 30, 2008. The Company filed such registration statement on May 2, 2008.

The Company agreed to pay to the exercising warrant holders and to the eight issuees in the private offering certain liquidated damages as follows: (a) if the registration statement is not filed timely, then, for each 30-day period of delinquency and pro rata for any portion thereof until the registration statement has been filed, the Company will pay to each exercising warrant holder and to each private offering issuee an amount equal to 1.5% of the exercise price paid by each exercising warrant holder and purchase price paid by such issuee, as relevant, and (b) if the required registration statement is not declared effective by the Securities and Exchange Commission on a timely basis, then, for each 30-day period of delinquency and pro rata for any portion thereof until the registration statement has been declared effective, the Company will pay to each exercising warrant holder and to each private offering issuee an amount equal to 1.5% of the aggregate exercise price paid by each exercising warrant holder and purchase price paid by such issuee, as relevant. Such payments shall be made to each such qualifying holder in cash. However, the Company need only make one such series of liquidated damages payments for any period in which the Company is liable both for a failure to file the registration statement timely and for a failure for it to have been declared effective timely. If the registration statement has been declared effective timely, even if it had not been filed timely, any liquidated damages otherwise due shall be automatically waived.

Common Stock Warrants

In October 2007, in connection with a private placement, the Company granted 1,260,000 purchase warrants to investors. The warrants are exercisable at $2.00 per common share and expire in five years.

In December 2007, in connection with a private placement, the Company granted 6,030,000 purchase warrants to investors. The warrants are exercisable at $2.00 per common share and expire in five years. In connection with these private placements, the Company paid commissions and granted 281,500 warrants to its placement agents. The warrants are exercisable at $2.00 per share for a term of five years, which have been allocated against paid-in-capital.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 7 - STOCKHOLDERS’ EQUITY (continued)

Common Stock Warrants (continued)

In March 2008, the Company offered a temporary reduction in the exercise price of certain of the warrants that it had granted as part of its December 2007 private placement. The per-share exercise price of the warrants was reduced from $2.00 to $1.25 from March 11, 2008, to April 2, 2008. A total of 934,000 warrants were exercised, resulting in $1,167,500 of proceeds. As of the expiration date of the temporary reduction-in-exercise-price-period, the exercise price of the unexercised warrants reverted to their original $2.00 per share exercise price. In connection with the temporary reduction, the exercising warrant holders were granted an aggregate of 467,000 common stock purchase warrants on the basis of one new warrant for each two original warrants exercised. The terms of the new five-year warrants are substantially similar to the terms of the exercised warrants except that the per-share exercise price of the new warrants is $3.50.

A summary of the status of the Company’s outstanding stock warrants as of March 31, 2008, and changes during the period then-ended is as follows:

	March 31, 2008
	Number of Warrants	Weighted Average Exercise Price
Balance at beginning period	1,000,000	$2.00
Granted	8,038,500	1.79
Exercised	(934,000)	1.25
Forfeited	-	-
Balance at end of period	8,104,500	$1.88

Warrants exercisable at end of period	8,104,500	$1.88
Weighted average fair value of warrants granted during the period		$1.79

The following table summarizes information about stock warrants outstanding at March 31, 2008:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number Outstanding at March 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at March 31, 2008	Weighted Average Exercise Price
$2.00	5,415,750	4.60 Years	$2.00	5,415,750	$2.00
1.25	2,221,750	4.70 Years	1.25	2,221,750	1.25
3.50	467,000	5.00 Years	3.50	467,000	3.50

	8,104,500		$1.88	8,104,500	$1.88

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 7 - STOCKHOLDERS’ EQUITY (continued)

Stock Options

In December 2007, the Company adopted the 2007 Incentive Plan under which stock awards or options to acquire shares of the Company's common stock may be granted to employees and non-employees of the Company. The Company has authorized 10,000,000 shares of the Company's common stock for grant under the 2007 Plan. The 2007 Plan is administered by the Board of Directors and permits the issuance of options for the purchase of up to the number of available shares outstanding. Options granted under the 2007 Plan vest in accordance with the terms established by the Company's stock option committee and the 2007 Plan shall terminate ten years from its adoption. To date, there remain 180,000 shares underlying options to grant pursuant to the 2007 Plan.

In January 2008, the Company granted 1,500,000 stock options for advertising and promotional services in connection with a three-year endorsement agreement. The options are exercisable at $1.00 per share for a term of six months. The Company valued the stock options utilizing the Black-Scholes options pricing model at $0.63 per share or $945,000, which has been recognized as advertising expense.

In January 2008, the Company granted 500,000 stock options for advertising and promotional services in connection with a one-month endorsement agreement. The options are exercisable at $1.00 per share for a term of six months. The Company valued the stock options utilizing the Black-Scholes options pricing model at $0.63 per share or $315,000, which has been recognized as advertising expense.

In March 2008, the Company granted 1,414,286 stock options for advertising and promotional services in connection with a three-year endorsement agreement. The options are exercisable at $0.01 per share for a term of three years. The Company valued the stock options utilizing the Black-Scholes options pricing model at $2.86 per share or $4,044,858, which has been recognized as advertising expense.

In March 2008, the Company granted 50,000 stock options for advertising and promotional services in connection with a five-year marketing agreement. The options are exercisable at $1.12 per share for a term of five years. The Company valued the stock options utilizing the Black-Scholes options pricing model at $2.04 per share. For the six months ended March 31, 2008, total stock-based compensation charged to advertising expense for option-based arrangements amounted to $23,942. At March 31, 2008, there was approximately $78,000 of total unrecognized compensation expense related to this non-vested option-based compensation arrangements. This cost is expected to be recognized over a period of 3.92 years.

During the six months ended March 31, 2008, the Company granted an aggregate of 9,820,000 five year stock options to purchase common stock to the Chief Executive Officer and certain employees and non-employees of the Company at exercise prices of $0.50 per share. For the six months ended March 31, 2008, total stock-based compensation charged to operations for option-based arrangements amounted to $1,998,473. At March 31, 2008, there was approximately $1,114,000 of total unrecognized compensation expense related to non-vested option-based compensation arrangements under the 2007 Plan. These costs are expected to be recognized over a weighted average period of 2.70 years.

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 7 - STOCKHOLDERS’ EQUITY (continued)

Stock Options (continued)

During the six months ended March 31, 2008, the Company granted an aggregate of 4,304,826 options with terms ranging from five to ten year stock options to purchase common stock to the Chief Financial Officer and certain employees of the Company at exercise prices ranging from $0.80 to $2.79 per share. For the six months ended March 31, 2008, total stock-based compensation charged to operations for option-based arrangements amounted to $1,594,329. At March 31, 2008, there was approximately $8,092,000 of total unrecognized compensation expense related to non-vested option-based compensation. These costs are expected to be recognized over a weighted average period of 2.65 years.

A summary of the status of the Company’s outstanding stock options as of March 31, 2008, and changes during the period then ended is as follows:

	March 31, 2008
	Number of Options	Weighted Average Exercise Price
Balance at beginning of period	-	$-
Granted	17,589,112	0.80
Exercised	-	-
Forfeited	-	-
Balance at end of period	17,589,112	$0.80

Options exercisable at end of period	9,796,103	$0.59
Weighted average fair value of options granted during the period		$1.04

The following table summarizes information about stock options outstanding at March 31, 2008:

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding at March 31, 2008	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable at March 31, 2008	Weighted Average Exercise Price
$0.01	1,414,286	2.98 Years	$0.01	1,414,286	$0.01
0.50	9,820,000	4.70 Years	0.50	5,772,917	0.50
0.80	1,600,000	9.98 Years	0.80	-	-
1.12 -1.55	4,129,826	4.71 Years	1.52	2,592,511	1.11
2.17-2.79	625,000	8.90 Years	2.43	16,389	2.36

	17,589,112		$0.80	9,796,103	$0.59

PURPLE BEVERAGE COMPANY, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
MARCH 31, 2008

NOTE 7 - STOCKHOLDERS’ EQUITY (continued)

Stock Options (continued)

The fair value of stock options granted was estimated at the date of grant using the Black-Scholes options pricing model. The Company used the following assumptions for determining the fair value of options granted under the Black-Scholes option pricing model:

March 31, 2008
Expected volatility	75%
Expected term	0.50 -10 Years
Risk-free interest rate	1.93%-3.41%
Expected dividend yield	0%

NOTE 8 - SUBSEQUENT EVENTS

In April 2008, the Company collected the subscription receivable amounting to $2,264,601 in connection with the private placement during March 2008.

In April 2008, the Company repaid the principal amount due under the promissory note issued in March 2008 amounting to $1,000,000.

In April 2008, the Company entered into a 27-month sublease agreement. The rental property is located in Weehawken, NJ. The lease requires the Company to pay monthly base rent of $4,082 plus pro rata share of operating expenses.

In April 2008, the Company issued 150,000 shares of common stock for services rendered. The fair value of such shares amounted to approximately $406,500 and has been recognized as a business expense.

In May 2008, the Company entered into a one year lease agreement. The rental property is located in Franklin, MA. The lease requires the Company to pay monthly base rent of $1,500 plus pro rata share of operating expenses.

Between April 2008 and May 5, 2008, the Company granted an aggregate of 1,741,000 five-year stock options to purchase common stock to certain employees of the Company at exercise prices ranging from $2.70 to $3.10 per share. The Company valued these options utilizing the Black-Scholes options pricing model ranging from $1.89 to $2.06 per share or approximately $3,433,000.

In May 2008, three of the Company’s debt holders converted their respective debt (including accrued but unpaid interest) into the Company’s common stock at a ratio of one share of common stock for each $1.25 owed to each debt holder, resulting in an aggregate issuance of 664,504 shares of the Company’s common stock to the three debt holders.

12,494,421 Shares

PURPLE BEVERAGE COMPANY, INC.

Common Stock

______________________

PROSPECTUS
______________________

_______________, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee	$1,252.90
Accounting Fees and Expenses	10,000.00
Legal Fees and Expenses	125,000.00
Printing Expenses	5,000.00
Miscellaneous Fees and Expenses	8,747.10
Total	$150,000.00

Item 14.	Indemnification of Directors and Officers.

The Nevada Revised Statutes provide that a corporation may indemnify its officers and directors against expenses actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action (other than an action brought by or in the right of the corporation as discussed below) by reason of his or her official position with the corporation provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the law or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. A corporation may indemnify its officers and directors against expenses, including amounts paid in settlement, actually and reasonably incurred in the event an officer or director is made a party or threatened to be made a party to an action by or in the right of the corporation by reason of his or her official position with the corporation, provided the director or officer (1) is not liable for the breach of any fiduciary duties as a director or officer involving intentional misconduct, fraud or a knowing violation of the laws or (2) acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The Nevada Revised Statutes further provides that a corporation generally may not indemnify an officer or director if it is determined by a court that such officer or director is liable to the corporation or responsible for any amounts paid to the corporation as a settlement, unless a court also determines that the officer or director is entitled to indemnification in light of all of the relevant facts and circumstances. The Nevada Revised Statutes require a corporation to indemnify an officer or director to the extent he or she is successful on the merits or otherwise successfully defends the action.

Our bylaws provide that we will indemnify our directors and officers to the maximum extent permitted by Nevada law. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions.

Item 15.	Recent Sales of Unregistered Securities.

On December 12, 2007, in connection with our merger with Venture Beverage Company, we issued 37,581,135 shares of our common stock to the stockholders of Venture Beverage Company. The issuance was made pursuant to Rule 506 under Regulation D promulgated by the Securities and Exchange Commission. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made to 52 persons, 40 of whom were accredited investors and 12 of whom were non-accredited sophisticated investors (all of whom received applicable disclosure materials) and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

On December 12, 2007, we accepted subscriptions for $3,015,000 or 60.3 units, with each unit consisting of 100,000 shares of common stock and a callable five-year warrant to purchase 100,000 shares of common stock at an initial exercise price $2.00 per share. Each unit was sold for $50,000 and we accepted subscriptions for partial units. In total, on December 12, 2007, we issued 6,030,000 shares of common stock and warrants to purchase up to 6,030,000 shares of common stock. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the Securities and Exchange Commission. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made to 31 persons or entities, each of which was an accredited investor and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

As compensation for Palladium Capital Advisors, LLC’s role as a placement agent in connection with the above described unit offering, on December 12, 2007, we issued Palladium Capital Advisors, LLC a callable five-year warrant to purchase up to 450,400 shares of common stock at an initial exercise price of $2.00. In addition, Palladium Capital Advisors, LLC was entitled to a cash fee in connection with the above described unit offering equal to ten percent of the gross proceeds from units placed by Palladium Capital Advisors, LLC and reimbursement for its non-accountable expenses in an amount equal to three percent of gross proceeds from the units placed by Palladium Capital Advisors, LLC. On December 12, 2007, we issued Palladium Capital Advisors, LLC and one of its affiliates an aggregate of 281,500 shares of common stock and a five year callable warrant to purchase up to 281,500 shares of common stock at an initial exercise price of $2.00 in exchange for Palladium Capital Advisors, LLC surrendering 5% of the above described cash fee. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the Securities and Exchange Commission. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made only to Palladium Capital Advisors, LLC, which was an accredited investor and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

On January 18, 2008, we issued 127,500 shares of common stock and granted 1,275,000 options to purchase common stock to an accredited individual pursuant to an endorsement agreement dated as of January 18, 2008, by and among us and Torii Hunter and (2) issued 22,500 shares of common stock and granted 225,000 options to purchase common stock to an accredited entity in connection with such endorsement agreement. The options are exercisable at $1.00 per share for a term of six months. In connection with a consulting agreement, dated as of March 25, 2008, between us and Esquire Sports Marketing, LLC related to such aforementioned endorsement agreement, on January 18, 2008, we issued an aggregate of 125,000 shares of common stock to three accredited investors and granted 500,000 options to purchase common stock to three accredited investors. The options are exercisable at $1.00 per share and expire on July 10, 2008. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the Securities and Exchange Commission. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

In connection with an endorsement agreement, dated as of March 25, 2008, by and among us and Mariano Rivera, on March 25, 2008, we granted to an accredited individual pursuant to such endorsement agreement a three-year non-qualified stock option to purchase up to 1,414,286 shares of our common stock at an exercise price of $0.01. This option vested and became exercisable immediately. In connection with a consulting agreement, dated January 18, 2008, between us and Esquire Sports Marketing, LLC related to such aforementioned endorsement agreement, on March 25, 2008, we issued an aggregate of 160,000 shares of common stock to three accredited investors. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the Securities and Exchange Commission. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

Pursuant to a consulting agreement dated December 1, 2007 between us and Esquire Sports Marketing, LLC, on March 3, 2008, we issued 100,000 shares of common stock to two accredited entities. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the Securities and Exchange Commission. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

On March 11, 2008, we offered a temporary reduction in the exercise price of 50% of the warrants issued as part of our December 2007 private placement. The per-share exercise price of the warrants was reduced from $2.00 to $1.25 from March 11 to April 2, 2008. At the request of five certain warrant holders, we subsequently eliminated the 50% limit. In connection with this exercise price reduction, 934,000 shares of common stock were issued following the exercise of warrants, resulting in $1,167,500 of proceeds. As of the expiration date of the temporary reduction-in-exercise-price-period, the exercise price of the unexercised warrants reverted to their original $2.00 per share exercise price. In connection with the temporary reduction, the exercising warrant holders were issued callable five-year warrants to purchase an aggregate of 467,000 shares of common stock on the basis of one new warrant for each two original warrants exercised. The terms of the new five-year warrants are substantially similar to the terms of the exercised warrants except that the per-share exercise price of the new warrants is $3.50. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the Securities and Exchange Commission. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

On April 2, 2008, we issued 1,635,786 shares of common stock to eight accredited investors in exchange for aggregate gross proceeds of $2,275,000. The issuances were made pursuant to Rule 506 under Regulation D promulgated by the Securities and Exchange Commission. We believe that exemption was available because (i) no advertising or general solicitation was employed in offering the securities, (ii) the offering and sales were made solely to accredited investors and (iii) transfer was restricted in accordance with the requirements of the Securities Act of 1933, as amended (including by legending of certificates representing the securities).

Item 16.	Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger by and among Red Carpet Entertainment, Inc., Venture Beverage Company, and Purple Acquisition Corp., dated December 12, 2007 (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 17, 2007).

3.1**	Composite Articles of Incorporation of Purple Beverage Company, Inc.

3.2	By-laws of Red Carpet Entertainment, Inc. (Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission December 28, 2006).

5.1***	Opinion of Bryan Cave LLP.

10.1
Employment Agreement, dated as of December 12, 2007, between Purple Beverage Company, Inc. and Theodore Farnsworth (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.2
Venture Beverage Company 2007 Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.3
Form of Nonqualified Stock Option Award Agreement under the 2007 Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

Exhibit No.	Description
10.4
Form of Lock-Up Agreement, dated as of December 12, 2007, by and between the Company and each of certain stockholders (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.5
Form of Subscription Agreement, dated as of May 10, 2007, by and between Venture Beverage Company and certain stockholders (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.6
Form of Common Stock Purchase Warrant, dated between May 17 and October 24, 2007, issued by Venture Beverage Company to certain stockholders. (Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.7
Form of Subscription Agreement, dated as of December 12, 2007, by and between Purple Beverage Company, Inc. and certain stockholders (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.8
Form of Common Stock Purchase Warrant, dated as of December 12, 2007, issued by Purple Beverage Company, Inc. to certain stockholders (Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.9
Stock Repurchase Agreement, made and entered into as of December 12, 2007, by and between Red Carpet Entertainment, Inc. and Christopher Johnson and Lissa Johnson (Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K/A of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on December 17, 2007).

10.10
Consulting Agreement, dated December 1, 2007, by and between Purple Beverage Company, Inc. and Esquire Sports Marketing, L.L.C. (Incorporated by reference to Exhibit 10.10 to the Quarterly Report on Form 10-QSB of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on February 14, 2008).

10.11
Agreement, dated January 18, 2008, by and between Purple Beverage Company, Inc. and Esquire Sports Marketing, L.L.C. (Incorporated by reference to Exhibit 10.11 to the Quarterly Report on Form 10-QSB of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on February 14, 2008).

10.12
Endorsement Agreement, entered into as of January 18, 2008 by and among Purple Beverage Company, Inc. and Torii Hunter (Incorporated by reference to Exhibit 10.12 to the Quarterly Report on Form 10-QSB of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on February 14, 2008).

10.13
Sublease Agreement, made as of January 22, 2008, by and between Purple Beverage Company, Inc. and Fisher and Phillips, LLP (Incorporated by reference to Exhibit 10.13 to the Quarterly Report on Form 10-QSB of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on February 14, 2008).

10.14
Promissory Note, dated March 11, 2008, issued by Purple Beverage Company, Inc. to GRQ Consultants, Inc. in the principal sum of $1,000,000 (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on March 17, 2008).

Exhibit No.	Description
10.15
Amendment to Subscription Agreement and to Common Stock Purchase Warrant to Purchase Shares of Common Stock of Purple Beverage Company, Inc., dated April 2, 2008, by and between Purple Beverage Company, Inc. and certain persons, who were parties to the December 12, 2007, Subscription Agreement. (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.16
Common Stock Purchase Warrant, dated April 2, 2008, issued by Purple Beverage Company, Inc. in favor of the exercising warrant holders. (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.17
Addendum to Subscription Agreement, dated April 2, 2008, by and between Purple Beverage Company, Inc. and the parties thereto (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.18
Registration Rights Agreement, dated April 2, 2008, by and between the Company and the exercising warrant holders (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.19
Registration Rights Agreement, dated April 2, by and between the Company and the parties thereto (Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of Purple Beverage Company, Inc. filed with the Securities and Exchange Commission on April 4, 2008).

10.20**	Agreement, dated March 25, 2008, by and between Purple Beverage Company, Inc. and Esquire Sports Marketing, L.L.C.

10.21**	Endorsement Agreement, entered into as of March 25, 2008 by and among Purple Beverage Company, Inc. and Mariano Rivera

10.22**	Employment Agreement, dated as of March 19, 2008, by and between Purple Beverage Company, Inc. and Michael W. Wallace.

10.23**	Option Award Agreement, effective March 25, 2008, representing a grant of a nonqualified stock option by Purple Beverage Company, Inc. to Mariano Rivera.

21.1**	List of Subsidiaries.

23.1*	Consent of Sherb & Co., LLP.

23.2***	Consent of Bryan Cave LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

* Filed herewith.
** Previously filed.
*** To be filed by preeffective amendment.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Lauderdale, State of Florida, on June 9, 2008.

PURPLE BEVERAGE COMPANY, INC.

By:	/s/ Theodore Farnsworth
Name: Theodore Farnsworth
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
	Chief Executive Officer, President, Secretary, and Director (Principal Executive Officer)	June 9, 2008
/s/ Theodore Farnsworth
Theodore Farnsworth
	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)	June 9, 2008
/s/ Michael Wallace
Michael Wallace

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Sherb & Co., LLP.